Exhibit 1

Ameren Corporation

Common Stock, $.01 Par Value Per Share

EQUITY DISTRIBUTION SALES AGREEMENT

May 12, 2021

Barclays Capital Inc.	Barclays Bank PLC
745 7th Avenue	c/o Barclays Capital Inc.
New York, New York 10019	5 The North Colonnade
Canary Wharf, London E14 4BB
United Kingdom

BofA Securities, Inc.	Bank of America, N.A.
One Bryant Park	One Bryant Park
New York, New York 10036	New York, New York 10036

Goldman Sachs & Co. LLC	Goldman Sachs & Co. LLC
200 West Street	200 West Street
New York, New York 10282	New York, New York 10282

J.P. Morgan Securities LLC	JPMorgan Chase Bank, National Association, New York Branch
383 Madison Avenue	383 Madison Avenue
New York, New York 10179	New York, New York 10179

Mizuho Securities USA LLC	Mizuho Markets Americas LLC
1271 Avenue of the Americas	c/o Mizuho Securities USA LLC
New York, New York 10020	1271 Avenue of the Americas
New York, New York 10020

Morgan Stanley & Co. LLC	Morgan Stanley & Co. LLC
1585 Broadway, 29th Floor	1585 Broadway, 29th Floor
New York, New York 10036	New York, New York 10036

MUFG Securities Americas Inc.	MUFG Securities EMEA plc
1221 Avenue of the Americas, 6th Floor	Ropemaker Place, 25 Ropemaker Street
New York, New York 10020-1001	London EC27 9AJ
United Kingdom

Wells Fargo Securities, LLC	Wells Fargo Bank, National Association
500 West 33rd Street, 14th Floor	500 West 33rd Street, 14th Floor
New York, New York 10001	New York, New York 10001

In their separate capacities as Agents and Forward Sellers	In their capacities as Forward Purchasers

Ladies and Gentlemen:

Ameren Corporation, a Missouri corporation (the “Company”), confirms its agreement with each of Bank of America, N.A., Barclays Bank PLC, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, New York Branch, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc and Wells Fargo Bank, National Association (each, a “Forward Purchaser” and together, the “Forward Purchasers”) and Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, each in its capacity as sales agent and/or principal in connection with the offering and sale of Issuance Shares (as defined below) (each, an “Agent” and together, the “Agents”) and each in its capacity as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) (each, a “Forward Seller” and together, the “Forward Sellers”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described in this Equity Distribution Sales Agreement (this “Agreement”), of Issuance Shares or Forward Hedge Shares (together, the “Shares”) of common stock, $.01 par value per share (the “Common Stock”), of the Company having an aggregate gross sales price of up to $750,000,000 (the “Authorized Aggregate Gross Sales Price”). The Authorized Aggregate Gross Sales Price may be increased from time to time by the Company pursuant to Section 3(x) hereof.

The Company agrees that whenever it determines to sell Shares directly to an Agent or Agents as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(p) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Agreement and any applicable Terms Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-249475) (the “Shelf Registration Statement”), covering the public offering and sale of certain securities of the Company, including the Common Stock, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective in accordance with Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). The “Registration Statement,” as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto, as of each deemed effective date with respect to the Shares pursuant to Rule 430B(f)(2) of the 1933 Act Regulations (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus of the Company filed as part of the Shelf Registration Statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Sections 3(b) or 3(c) hereof in connection with the Shares, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Sections 3(b), 3(c) or 3(n) hereof in connection with the Shares, as the case may be, or as supplemented to reflect any increase in the Authorized Aggregate Gross Sales Price, including, in each case, the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement.” The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are furnished to the Agents or the Forward Sellers for use in connection with the offering and sale of particular Shares, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus relating to the Shares (a “Preliminary Prospectus”) or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

2

As used in this Agreement:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period (as defined below) for any Forward (as defined below), the number of Forward Hedge Shares that the applicable Forward Seller has sold during such Forward Hedge Selling Period.

“Applicable Time” means, with respect to each sale of Shares pursuant to this Agreement, the time of such sale or such other time as agreed by the Company and the applicable Agent or Forward Seller.

“Capped Number” means, for any Confirmation, the meaning set forth in such Confirmation.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 9 hereof.

“Confirmation” means, for each Forward, the contract evidencing such Forward between the Company and the applicable Forward Purchaser, which shall be comprised of a Master Forward Confirmation (as defined below) and the related Supplemental Confirmation (as defined below) for such Forward, including all provisions incorporated by reference therein.

“Forward” means the transaction resulting from each Placement Notice (as defined below) (as amended by the corresponding Acceptance (as defined below), if applicable) specifying that it relates to a “Forward” and requiring a Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Confirmation, the Forward Hedge Shares.

3

“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Placement Notice for such Forward, which amount shall be the target aggregate sales price of the Forward Hedge Shares to be sold by the Forward Seller, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Confirmation, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Confirmation and (y) the “Adjusted Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation for such Confirmation).

“Forward Hedge Selling Commission” means, for any Confirmation, the product of (x) the Forward Hedge Selling Commission Rate for such Confirmation and (y) the “Adjusted Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation for such Confirmation).

“Forward Hedge Selling Commission Rate” means, for any Confirmation, the amount of any commission, discount or other compensation to be received by the Forward Seller in connection with the sale of the Forward Hedge Shares.

“Forward Hedge Selling Period” means, for any Confirmation, the period (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice specifying that it relates to a “Forward”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day (as defined below), the next Trading Day following such date; provided that if, prior to the scheduled end of any Forward Hedge Selling Period, (i) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (each as defined in the Master Forward Confirmation) under, and pursuant to, the provisions opposite the caption “Early Valuation” in Section 2 of the Master Forward Confirmation or (ii) a “Bankruptcy Termination Event” (as defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence.

“Forward Hedge Shares” means all Common Stock borrowed by a Forward Purchaser or its affiliate and offered and sold by a Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“General Disclosure Package” means, as of the Applicable Time, each Issuer General Use Free Writing Prospectus, if any, issued prior to such Applicable Time, the most recent Prospectus filed with the Commission in accordance with Sections 3(b), 3(c) or 3(n) hereof and the number of Shares and the offering price per Share, all considered together.

4

“Issuance” means each occasion the Company elects to exercise its right to request the sale of Issuance Shares pursuant to Section 2(b) hereof, subject to the terms and conditions of this Agreement.

“Issuance Selling Period” means the period of Trading Days (as determined by the Company in the Company’s sole discretion and specified pursuant to Section 2(b) hereof).

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) prepared by the Company and exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents or, in the case of a specific offer and sale of Shares, the applicable Agent pursuant to Section 3(l) hereof that is furnished to the Agents or such Agent, as the case may be, for general distribution to investors, as evidenced by communications between the Company and the Agents or such Agent, as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Master Forward Confirmation” means a Master Forward Confirmation for Issuer Share Forward Sale Transactions substantially in the form of Exhibit C attached hereto, including all provisions incorporated by reference therein.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means, unless the Company and an Agent or Forward Seller, as applicable, shall otherwise agree, any Issuance Settlement Date (as defined below) or any Forward Hedge Settlement Date (as defined below), as applicable.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, at or after the Applicable Time.

5

Section 1. Representations and Warranties. The Company represents and warrants to the Agents, the Forward Sellers and the Forward Purchasers, at the date of this Agreement, as of each date on which a certificate is required to be delivered pursuant to Section 3(o) hereof, as of the Applicable Time and as of each applicable Settlement Date, as follows:

(a)         Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and, as of the date of this Agreement, the Shares will be registered by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto previously filed has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted, or to the Company’s knowledge, are contemplated by the Commission.

Each of the Registration Statement and any post-effective amendment thereto, at the time each became effective and as of each deemed effective date with respect to the Shares pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each of any Preliminary Prospectus and the Prospectus and any post-effective amendment thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

The representations in this Section 1(a) do not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Agent, any Forward Seller or any Forward Purchaser; it being understood and agreed that as of the date hereof the only such information furnished by any Agent, any Forward Seller or any Forward Purchaser consists of the information described in Section 6(b) hereof.

6

(b)            Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, as of each deemed effective date with respect to Shares pursuant to Rule 430B(f)(2), at the Applicable Time, or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, neither (i) the General Disclosure Package nor (ii) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as then amended or supplemented, as of its date, at the time of filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, shall not have included, does not include or will not include an untrue statement of a material fact or shall not have omitted, does not omit or will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective, at each deemed effective date with respect to the Shares pursuant to Rule 430B(f)(2) or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations in this Section 1(b) do not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Agent, any Forward Seller or any Forward Purchaser; it being understood and agreed that as of the date hereof the only such information furnished by any Agent, any Forward Seller or any Forward Purchaser consists of the information described in Section 6(b) hereof.

(c)            Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(d)            Well-Known Seasoned Issuer. (i) At the original effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the 1934 Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, (iv) at the date of this Agreement and any Terms Agreement, and (v) at the Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

7

(e)            Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and any post-effective amendment thereto, (ii) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, (iii) at the date of this Agreement and any Terms Agreement and (iv) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(f)             Independent Accountants. PricewaterhouseCoopers LLP, who have audited certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting, is an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the 1933 Act Regulations and the Public Company Accounting Oversight Board (United States).

(g)            Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Missouri, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to execute, deliver and perform its obligations under, or as contemplated by, this Agreement and any Confirmation and to do all and any of the acts necessary in connection with or arising from the transactions contemplated hereby and thereby; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the general affairs, business prospects, management, financial position, shareholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(h)            Significant Subsidiaries. Each significant subsidiary (as defined in Rule 405) of the Company (each, a “Significant Subsidiary”), has been duly incorporated and is validly existing and is in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; each such Significant Subsidiary is duly qualified to do business and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all of the issued and outstanding common stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, and all of such common stock is owned by the Company, directly or indirectly, free from liens, encumbrances and defects of title.

8

(i)           The Shares. The Shares to be issued and sold by the Company hereunder and, in the case of any Forward, the related Confirmation, when issued and delivered to and paid for in accordance with the terms of this Agreement and, in the case of any Forward, the related Confirmation, will be duly authorized, validly issued, fully paid and non-assessable and such issuance will not be subject to any preemptive or similar rights. The shares of Common Stock issuable in connection with the settlement of each Confirmation, if any, when issued and delivered to and paid for by the Forward Purchaser pursuant to the terms of such Confirmation, will be duly authorized, validly issued, fully paid and non-assessable and such issuance will not be subject to any preemptive or similar rights. The Shares to be sold hereunder will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)           Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(k)         NYSE. The outstanding shares of Common Stock are listed on the New York Stock Exchange (“NYSE”).

(l)           Absence of Further Requirements. The execution, delivery and performance of this Agreement and any Confirmation and the consummation of the transactions herein and therein contemplated will not require the approval or consent of any holder or trustee of any debt or other obligations or securities of the Company which will not have been obtained; and no consent, approval, authorization, order, registration, or qualification of or with any court or governmental agency or body is required for the offering, issuance and/or sale of the Shares, or the performance by the Company of its obligations under this Agreement and any Confirmation (including the issuance, sale and delivery of the Shares, as applicable), except such as have been, or will have been, on or prior to the date of this Agreement or each Settlement Date, obtained or made under the 1933 Act and such consents, approvals, authorizations, orders, registrations, or qualifications as may be required under state securities or blue sky laws of any jurisdiction (including any non-U.S. jurisdiction).

(m)          Absence of Defaults and Conflicts Resulting from Transaction. The issuance, sale and delivery of the Shares, as applicable, as contemplated by this Agreement, and the compliance by the Company with all of the provisions of this Agreement and any Confirmation (including the issuance, sale and delivery of the Shares, as applicable), and the consummation by the Company of the transactions herein or therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any of its Significant Subsidiaries or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the consummation of the transactions contemplated by this Agreement and any Confirmation.

9

(n)            Absence of Existing Defaults and Conflicts. Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its articles of incorporation or by-laws, (ii) to the best knowledge of the Company, after due inquiry, other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or its Significant Subsidiaries (including, without limitation, such applicable laws, ordinances, administrative or governmental rules or regulations administered or promulgated by the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, the Commission, the Environmental Protection Agency, the Illinois Commerce Commission and the Missouri Public Service Commission), the violation of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or of any decree of any court or governmental agency or body having jurisdiction over the Company or such Significant Subsidiaries, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)            Due Authorization. This Agreement has been duly authorized, executed and delivered by the Company. Each Confirmation, when executed and delivered by each party thereto, will be duly authorized, executed and delivered by the Company and will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(p)            Environmental Law Compliance. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Significant Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

(q)            Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the 1934 Act Regulations) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, as of the time of the last evaluation of the Company’s internal control over financial reporting, such internal control over financial reporting was effective, and the Company is not aware of any material weaknesses in the Company’s internal control over financial reporting since such time. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the time of the last evaluation of the Company’s internal control over financial reporting, to the knowledge of the Chief Accounting Officer of the Company, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

10

The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the 1934 Act Regulations) that comply with the requirements of the 1934 Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; as of the time of the last evaluation of such disclosure controls and procedures, such disclosure controls and procedures were effective; and since the time of such last evaluation, to the knowledge of the Chief Accounting Officer of the Company, there has been no change in the Company’s disclosure controls and procedures that has materially affected, or is reasonably likely to materially affect, the Company’s disclosure controls and procedures.

(r)             Litigation. Other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or that Significant Subsidiary, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities.

(s)             Financial Statements. The consolidated financial statements of the Company incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the financial condition of the Company as of the dates indicated and the results of the Company’s operations and cash flows for the periods therein specified and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise indicated therein; and the interactive data in eXtensible Business Reporting Language filed as exhibits to the periodic reports incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(t)              No Material Adverse Change in Business. Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited consolidated financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, and since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries, taken as a whole, and (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, in each case, other than as set forth or contemplated in the in the Registration Statement, the General Disclosure Package and the Prospectus.

11

(u)            Property and Title. The Company and each of its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus (including without limitation any mortgages of any Significant Subsidiaries) or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries or as could not reasonably be expected to have a Material Adverse Effect; and all assets held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries and as could not reasonably be expected to have a Material Adverse Effect.

(v)            Investment Company Act. The Company is not and, after giving effect to the offering and sale of any Shares and the application of the proceeds thereof and the transactions contemplated by any Confirmation executed in connection therewith, as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by and investment company, as such terms are defined in the Investment Company Act of 1940, as amended.

(w)          Anti-Corruption Laws and Sanctions. The Company maintains policies and procedures designed to ensure compliance by the Company, its subsidiaries and their respective directors, officers, employees and agents with all laws, rules and regulations of any jurisdiction applicable to the Company or its subsidiaries from time to time concerning or relating to bribery, corruption or money laundering (collectively, “Anti-Corruption Laws”) and applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administrated by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State (the “State Department”), or by the United Nations Security Council (the “UNSC”), the European Union (the “EU”) or Her Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”), and the Company and its subsidiaries and, to the knowledge of the Company, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions; none of (A) the Company, any of its subsidiaries or to the knowledge of the Company, any of their respective directors, officers or employees, or (B) to the knowledge of the Company, any agent of the Company or any of its subsidiaries that will act in any capacity in connection with, or benefit from, this Agreement, is (i) a person listed in any Sanctions-related list of designated persons maintained by OFAC or the State Department, or by the UNSC, the EU or any EU member state, (ii) a person operating, organized or resident in a country or territory that is itself the subject or target of any Sanctions or (iii) any person 50% or more owned or controlled by any such person or persons. The Company will not, directly or indirectly, use any proceeds of the issuance and sale of the Shares or any proceeds received upon settlement of each Confirmation, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund any activities of or business with any person or entity that, at the time of such funding, is the subject of Sanctions.

12

(x)            IT Systems and Data. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge there has been no security breach, unauthorized access or other compromise or misuse of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers and vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”). Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to the IT Systems and Data. The Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices. The Company and its subsidiaries have policies and procedures in place designed to ensure the integrity and security of the IT Systems and Data and comply with such policies and procedures in all material respects.

Section 2. Sale and Delivery of Shares.

(a)               Subject to the terms and conditions set forth herein, the Company agrees to (i) issue and sell Issuance Shares through the applicable Agent acting as sales agent or directly to the applicable Agent or Agents acting as principal from time to time and (ii) offer Forward Hedge Shares through the Forward Purchasers and the Forward Sellers from time to time. Sales of the Shares, if any, will be made (1) by any method permitted by law to be an “at the market offering” as defined in Rule 415 under the 1933 Act, including sales made directly on or through the NYSE or on another market for the Company’s common stock, sales made to or through a market maker other than on an exchange, or through an electronic communications network (such transactions referred to as “At the Market Offerings”), or (2) in privately negotiated transactions (if and only if the parties thereto shall have so agreed in writing), including sales to an Agent as principal in accordance with Section 2(p) hereof (such transactions referred to as “Non-ATM Offerings”).

(b)               The Issuance Shares are to be sold to an Agent on an agented basis on any day when the NYSE is scheduled to be open (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time, unless such Agent otherwise agrees) (each, a “Trading Day”) on which (i) the Company has instructed such Agent to make such sales and (ii) the Company has satisfied its covenants and conditions specified in Sections 3 and 5 hereof. On any Trading Day, the Company may sell Issuance Shares through only one Agent and, if it determines to do so, shall do so by the delivery of a notice to such Agent, by an email (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Issuance Shares to be sold, which shall specify the time period during which sales may be made, the maximum number of Issuance Shares to be sold, the minimum price below which sales may not be made and the applicable commission (an “Agent Instruction”), a form of which containing such necessary information attached hereto as Exhibit D. Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), unless such Agent declines to act on such Agent Instruction (which it may do for any reason in its sole discretion), such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Issuance Shares so designated in the Agent Instruction as sales agent in accordance with such instruction. On any Trading Day, the Company shall give at least one business day’s prior written notice by telecopy or email to the Agent (through whom sales of Issuance Shares as sales agent were most recently made) and the Agent (through whom sales of Issuance Shares as sales agent will be made) as to any change of the Agent through whom sales of Issuance Shares as sales agent will be made. Without limiting any Agent’s obligations under any Terms Agreement, the Company and the Agents each acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Issuance Shares and (B) the Agents will not incur any liability or obligation to the Company if they fail to sell Issuance Shares for any reason other than a failure to use their respective commercially reasonable efforts, consistent with their respective normal trading and sales practices and applicable law and regulations, to sell such Issuance Shares as required by this Agreement.

13

(c)               On any Trading Day during the Commitment Period on which the conditions set forth in Section 5 hereof have been satisfied, the Company may cause to be sold the Forward Hedge Shares hereunder (each a “Placement”), by the delivery of a notice to a Forward Seller and the applicable Forward Purchaser, by an email (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Forward Hedge Shares to be sold, which shall specify the maximum number of Forward Hedge Shares to be sold (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Forward Hedge Shares that may be sold in any one day, any minimum price below which sales may not be made or a formula pursuant to which such minimum price shall be determined, the applicable commission and, as applicable, certain specified terms of the Forward (a “Placement Notice”), a form of which containing such necessary information is attached hereto as Exhibit E. Along with the Placement Notice, the Company shall deliver a duly executed Master Forward Confirmation (if one has not already been executed between the Company and the relevant Forward Purchaser), with terms corresponding to such Placement. If a Forward Seller and a Forward Purchaser wish to accept the proposed terms included in the Placement Notice and the Master Forward Confirmation (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, such Forward Seller and Forward Purchaser, as applicable, will issue to the Company a notice by email (or other method mutually agreed to in writing by the parties hereto) setting forth the terms that such Forward Seller and Forward Purchaser are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or a Forward Seller and Forward Purchaser until the Company confirms its acceptance of all of the terms of such Placement Notice, as amended, by email or telephone, with confirmation to be provided promptly thereafter by email (or other method mutually agreed to in writing by the parties hereto), along with, to the extent necessary, a duly executed amended Master Forward Confirmation with terms corresponding to such amended Placement. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of a Forward Seller’s and Forward Purchaser’s acceptance of the terms of the Placement Notice or upon receipt by a Forward Seller and Forward Purchaser of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Shares has been sold, (ii) in accordance with the requirements herein, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those in the earlier dated Placement Notice, (iv) this Agreement has been terminated or (v) any party hereto shall have suspended the sale of the Placement Shares in accordance with this Agreement. On any Trading Day, the Company may direct the sale of Placement Shares through only one Forward Seller. No Placement Notice may be delivered if an ex-dividend date or ex-date, as applicable for any dividend or distribution payable by the Company on the Common Stock, is scheduled to occur during the period from, and including, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period. No Selling Period hereunder may overlap in whole or in part with any “Unwind Period” under any Confirmation (as defined in such Confirmation). No Placement Notice relating to a Forward may be delivered if such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Acceptance, if applicable) delivered by the Company relating to a Forward hereunder, would result in the aggregate Capped Number under all Confirmations entered into or to be entered into between the Company and the Forward Purchasers exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

14

(d)       No later than the opening of the Trading Day next following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is terminated in accordance with the terms of this Agreement or the Master Forward Confirmation), the Forward Purchaser shall execute and deliver to the Company, and the Company shall execute and return to the Forward Purchaser, a “Supplemental Confirmation” (in the form set forth on Schedule A to the applicable Master Forward Confirmation) (each, a “Supplemental Confirmation”) in respect of the Forward for such Forward Hedge Selling Period, which Supplemental Confirmation shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days, months or years set forth opposite the caption “Term” in the Placement Notice for such Forward, which number of days, months or years shall in no event be less than two (2) months nor more than eighteen (18) months), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Placement Notice for such Forward), the “Forward Price Reduction Amount” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Placement Notice for such Forward), the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Placement Notice), the “Spread” for such Forward (which shall be the amount set forth opposite the term “Spread” in the Placement Notice), the “Initial Forward Price” for such Forward (which shall be determined as provided in the Master Forward Confirmation), the “Adjusted Volume-Weighted Hedge Price,” the “Initial Stock Loan Rate” (which shall be the rate set forth opposite the term “Initial Stock Loan Rate” in the Placement Notice), the “Maximum Stock Loan Rate” (which shall be the rate set forth opposite the term “Maximum Stock Loan Rate” in the Placement Notice) and the “Threshold Number of Shares.”

15

(e)               For each Forward, the Company shall be obligated to enter into a Confirmation with the Forward Purchaser, and upon execution and delivery by all parties thereto of a related Master Forward Confirmation (if applicable) the Forward Purchaser shall be obligated to use commercially reasonable efforts to borrow, and the Forward Seller shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the Forward Hedge Shares pursuant to such Forward only if and when the Company delivers a Placement Notice to the Forward Seller and the Forward Purchaser and the Forward Seller and the Forward Purchaser have accepted such Placement Notice as provided in Section 2(c) hereof at their sole discretion (the “Acceptance”). The Company shall have the right, at its sole discretion, to request that the Forward Seller and Forward Purchaser amend at any time and from time to time any Placement Notice, and if such amendment is accepted by the Forward Seller and the Forward Purchaser, each of the Forward Seller and the Forward Purchaser shall, as soon as reasonably practicable after receiving notice of such amendment, modify its offers to sell or borrow, as applicable, consistent with any such amendment notice; provided, however, that (i) the Company may not amend the Forward Hedge Amount if such amended Forward Hedge Amount is less than the Actual Sold Forward Amount as of the date of such amendment and (ii) the Company shall not have the right to amend a Placement Notice after the related Supplemental Confirmation has been delivered to the Company. Each reference to a Placement Notice herein shall be deemed to refer to such Placement Notice as amended by any applicable Acceptance.

(f)                Each of the Company, the Forward Sellers and the Forward Purchasers acknowledge and agree that: (i) there can be no assurance that the Forward Purchaser will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares; (ii) a Forward Seller will incur no liability or obligation to the Company, the Forward Purchaser or any other person if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser for any reason other than a failure by the Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 2; and (iii) the Forward Purchaser will incur no liability or obligation to the Company, the Forward Seller or any other person if it does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Section 2. Notwithstanding anything herein to the contrary, a Forward Purchaser’s obligation to use commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and a Forward Seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the provisions under the caption “Conditions to Effectiveness” in the related Master Forward Confirmation. In acting hereunder, any Forward Seller will be acting as agent for the Forward Purchaser and not as principal.

16

(g)               The Company, an Agent, a Forward Seller or a Forward Purchaser may, upon notice to the other parties hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Shares for any reason and at any time and the applicable Selling Period shall automatically be terminated; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Forward Hedge Shares sold, or with respect to Issuance Shares that the Company has agreed to sell, hereunder prior to the giving of such notice.

(h)               The gross sales price of any Issuance Shares sold pursuant to this Agreement by the applicable Agent in an At the Market Offering acting as sales agent of the Company shall be equal to the market price prevailing on the NYSE at the time of sale for the Issuance Shares sold by such Agent or, in the discretion of such Agent but subject to the Agent Instruction, at prices related to prevailing market prices. The compensation payable to an Agent for sales of Issuance Shares with respect to which such Agent acts as sales agent shall be an amount, as agreed by the Company and the applicable Agent, not to exceed 2% of the gross sales price for such Shares. The compensation payable to a Forward Seller for sales of Hedge Shares shall be reflected in a reduction not to exceed 2% from the applicable Initial Forward Price (as defined in the applicable Master Forward Confirmation). The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental entity or self-regulatory organization in respect of such sales, shall constitute the net proceeds for such sales (the “Net Proceeds”). The applicable Agent or Forward Seller shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made. Notwithstanding the foregoing, in the event the Company engages an Agent or Forward Seller as sales agent, for the sale of Shares in a Non-ATM Offering, the Company and such Agent and Forward Seller will agree to compensation for such Agent for such sales.

(i)                 If acting as sales agent hereunder, the applicable Agent or Forward Seller shall provide written confirmation to the Company following the close of trading on the NYSE on each Trading Day on which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company or the Forward Purchaser and the aggregate compensation payable by the Company to such Agent or Forward Seller with respect to such sales.

(j)                 Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered or sold pursuant to this Agreement, or which are the subject of an Agent Instruction pursuant to Section 2(b) hereof or a Placement Notice pursuant to Section 2(c) hereof, exceed the aggregate gross sales price (including any increase pursuant to Section 3(x) hereof) or number, as the case may be, of Shares (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement by the Company or approved for listing on the NYSE, and, in each case referred to in clause (ii) or (iii), notified to the Agents or Forward Sellers in writing. In addition, under no circumstances shall any Issuance Shares or Forward Hedge Shares with respect to which the Agent or the Forward Seller acts as sales agent be offered or sold, or be the subject of an Agent Instruction pursuant to Section 2(b) hereof or a Placement Notice pursuant to Section 2(c) hereof, in a manner inconsistent with such Agent Instruction or Placement Notice, as the case may be. The Agents and the Forward Sellers shall have no responsibility for maintaining records with respect to Issuance Shares or Forward Hedge Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, the number or minimum price of Shares or the final date for the issuance of Shares duly authorized by the Company.

17

(k)               If the Company, any Agent or any Forward Seller believes that the exemptive provision set forth in Rule 101(c)(1) of Regulation M of the rules and regulations of the Commission are not satisfied with respect to the Company or the Shares, it shall promptly notify the other parties, and future offers and sales of Shares through the Agents or Forward Sellers on an agented basis under this Agreement shall be suspended until that provision or another exemptive provision has been satisfied or is available in the judgment of each party.

(l)                 Settlement for sales of Issuance Shares will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable Agent (each such day, an “Issuance Settlement Date”). On each Issuance Settlement Date for the sale of Issuance Shares through an Agent as sales agent, such Issuance Shares shall be delivered by the Company to such Agent in book-entry form to such Agent’s account at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian (“DWAC”) System or by such other means of delivery as may be mutually agreed upon by the relevant parties hereto against payment by such Agent of the Net Proceeds from the sale of such Issuance Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Issuance Shares through an Agent as sales agent on any Issuance Settlement Date, the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default.

(m)             Settlement for sales of Forward Hedge Shares will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable Forward Seller (each such day, a “Forward Hedge Settlement Date”). On such Forward Hedge Settlement Date, the applicable Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the applicable Forward Seller or its designee’s account (provided such Forward Seller shall have given the applicable Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) at DTC through its DWAC System, or by such other means of delivery as may be mutually agreed upon by the parties thereto which Forward Hedge Shares in all cases shall be freely tradable and transferable registered shares in good deliverable form. On each Forward Hedge Settlement Date, the applicable Forward Seller will deliver the related aggregate Forward Hedge Price to the applicable Forward Purchaser in same day funds to an account designated by such Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

18

(n)               Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct an Agent or a Forward Seller to offer or sell, any Shares through an Agent or a Forward Seller as sales agent (and, by notice to the Agents or the Forward Sellers given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below for any offers or sales not yet completed), and the Agents or the Forward Sellers shall not be obligated to make any such offer or sale of Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(o) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a completed fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(o)               In accordance with clause (ii) of Section 2(n) hereof, if the Company wishes to offer or sell Shares to an Agent or a Forward Seller as sales agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent or Forward Seller (with a copy to counsel for the Agents or Forward Sellers) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officer’s quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent or Forward Seller, (ii) provide such Agent or Forward Seller with the officer’s certificate, opinions and letters of counsel and accountants’ letter specified in Sections 3(o), (p) and (q), respectively, hereof, (iii) afford such Agent or Forward Seller the opportunity to conduct a due diligence review in accordance with Section 3(t) hereof prior to filing such Earnings 8-K and (iv) “file” (rather than “furnish”) such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officer’s certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(o) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officer’s certificates, opinions and letters of counsel and accountants’ letters as provided in Sections 3(o), (p) and (q), respectively, hereof, and (B) this Section 2(o) shall in no way affect or limit the operation of clause (i) of Section 2(n) hereof, which shall have independent application.

(p)               The Agents shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the applicable Agent or Agents agree as set forth in this Section 2(p). Shares purchased from the Company by the applicable Agent or Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent or Agents and the Company as evidenced by a Terms Agreement. The applicable Agent’s or Agents’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Agent or Agents shall specify the requirements, if any, for the officer’s certificate, opinions and letters of counsel and accountants’ letter pursuant to Sections 3(o), (p) and (q), respectively, hereof. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

19

Section 3. Covenants. The Company agrees with the Agents, the Forward Sellers and the Forward Purchasers:

(a)               Compliance with Securities Regulations and Commission Requests. The Company, subject to Sections 3(b) and 3(c), in accordance with the requirements of Rule 430B, will notify the Agents, the Forward Sellers and the Forward Purchasers promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus relating to the Shares shall have been filed (other than (x) an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares, as to which the Company will only be obligated to notify the applicable Agents, Forward Sellers and Forward Purchasers or (y) documents incorporated by reference into the Registration Statement or the Prospectus), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Sections 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement. The Company will effect all filings required under Rule 424(b) in connection with the Shares, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order by the Commission and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. In the event of any issuance of a notice of objection by the Commission, the Company shall take all necessary action to permit offers and sales of Shares by or through the Agents, the Forward Sellers or the Forward Purchasers including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases the Authorized Aggregate Gross Sales Price or the number of Shares that may be offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement is filed with the Commission.

20

(b)               Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit sales of Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with a pending sale of the Shares (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents, the Forward Sellers and the Forward Purchasers or counsel for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Agents, the Forward Sellers and the Forward Purchasers, or, in the case of an offer and sale of Shares to the applicable Agent or Agents as principal, such Agent or Agents, written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents, the Forward Sellers, the Forward Purchasers or such Agent or Agents, as the case may be, with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agents, the Forward Sellers, the Forward Purchasers or such Agent or Agents, as the case may be, or counsel for the Agents, the Forward Sellers and the Forward Purchasers shall reasonably object.

(c)               Filing or Use of Amendments and Supplements. The Company will give the Agents, the Forward Sellers and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agent or Agents as principal, such Agent or Agents written notice of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than (x) an amendment or supplement thereto relating solely to an offering of securities unless related to an offering of Shares or (y) documents incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus), whether pursuant to the 1933 Act, the 1934 Act or otherwise, (ii) any new Prospectus Supplement relating to an offering of Shares that includes information in addition to the information referred to in Section 3(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, will furnish the Agents, the Forward Sellers, the Forward Purchasers or such Agent or Agents, as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents, the Forward Sellers, the Forward Purchasers or such Agent or Agents, as the case may be, or counsel for the Agents, the Forward Sellers and the Forward Purchasers shall reasonably object.

21

(d)               Delivery of Registration Statements. Except for those documents available via EDGAR, the Company has furnished or will deliver to the Agents or the Forward Sellers and counsel for the Agents or the Forward Sellers, without charge, copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts. The Registration Statement and each amendment thereto furnished in accordance with this Section 3(d) will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)               Delivery of Prospectuses. The Company will furnish to the Agents or the Forward Sellers or, in the case of an offer and sale of Shares to the applicable Agent or Agents as principal, such Agent or Agents, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as the Agents, the Forward Sellers or such Agent or Agents, as the case may be, may reasonably request. The Company will also furnish, upon request of the Agents, the Forward Sellers or such Agent or Agents, as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section 3(e) will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)                Reporting Requirements. The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission by the Company pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations. Additionally, the Company shall report the use of the net proceeds from the sale of any Shares as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.

(g)               Blue Sky & Non-U.S. Qualifications. The Company will cooperate with the Agents, the Forward Sellers and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agent or Agents as principal, such Agent or Agents to qualify the Shares for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Agents, the Forward Sellers and the Forward Purchasers or such Agent or Agents, as the case may be, and the Company may mutually agree in writing, from time to time, and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

22

(h)               Earning Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide to the Agents, the Forward Sellers and the Forward Purchasers the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)                 Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares and under any Confirmation pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)                 Listing. The Shares sold hereunder by the Company and the shares of Common Stock issued pursuant to any Confirmation will have been approved for listing upon issuance prior to the issuance thereof, subject only to official notice of issuance on the NYSE. The Company will use its best efforts to maintain the listing of the Shares on, and satisfy the requirements of, the NYSE.

(k)               Notice of Certain Actions. At any time that sales of the Shares have been made but not settled or at any time the Company has outstanding with an Agent or a Forward Seller any instructions to sell Shares but such instructions have not been fulfilled or cancelled, the Company will not, without the prior written consent of the Agents or the Forward Sellers, unless it gives the Agents or the Forward Sellers, as the case may be, at least three business days’ prior written notice, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap, or any other agreement or any transaction, that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly disclose the intention to take any of the actions restricted by clause (i) or (ii) above. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit or compensation plans of the Company or the filing of a registration statement on Form S-8 under the 1933 Act with respect to such plans, (D) any shares of Common Stock issued pursuant to any nonemployee director stock plan, benefit plan, or compensation plan and (E) any shares of Common Stock issued pursuant to any dividend reinvestment and stock purchase plan or similar dividend reinvestment features of any employee or nonemployee director benefit plan. Upon receipt of any written notice contemplated above, an Agent or a Forward Seller may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent or Forward Seller.

23

(l)                 Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the applicable Agent or Forward Seller, and each Agent and Forward Seller agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the Company and the applicable Agent or Forward Seller as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agent or Forward Seller and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)             No Stabilization or Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(n)               Update of Activity under this Agreement. The Company shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through an Agent or a Forward Seller under this Agreement (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in prospectus supplements for each such fiscal quarterly period, the number of Shares sold by or through the Agents or the Forward Sellers under this Agreement during such fiscal quarterly period, the net proceeds received by the Company and the aggregate compensation paid by the Company to the Agents with respect to such sales.

24

(o)               Delivery of Future Officer’s Certificates. Upon commencement of the offering of Shares under this Agreement after the date hereof, (i) each time Shares are delivered to the applicable Agent or Agents as principal on a Settlement Date, (ii) promptly after each (A) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement with respect to an offering of the Company’s securities, including the Shares, (2) in connection with the filing of a prospectus supplement that contains solely the information referred to in Section 3(n) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K (and excluding, for the avoidance of doubt, an Earnings 8-K that “furnishes” information pursuant to Items 2.02 or 7.01 of Form 8-K) and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data that is considered “filed” under the 1934 Act, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”), (B) date on which an Earnings 8-K (and excluding, for the avoidance of doubt, an Earnings 8-K that “furnishes” information pursuant to Items 2.02 or 7.01 of Form 8-K) shall be considered “filed” under the 1934 Act with the Commission as contemplated by Section 2(o) hereof (a “Company Earnings Report Date”) and (C) Company Periodic Report Date, and (iii) promptly after each reasonable request by the Agents (each date of any such request by the Agents, the Forward Sellers or the Forward Purchasers, a “Request Date” and together with any Registration Statement Amendment Date, Company Earnings Report Date or Company Periodic Report Date, a “Representation Date”), the Company will furnish or cause to be furnished to the Agents, the Forward Sellers or the Forward Purchasers or, in the case of clause (i) above, the applicable Agent or Agents an officer’s certificate, dated such Settlement Date or such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (i) above, such Agent or Agents, as the case may be, to the effect that the statements contained in the officer’s certificate referred to in Section 5(e) hereof that was last furnished to the Agents, the Forward Sellers or the Forward Purchasers or, in the case of clause (i) above, such Agent or Agents, as the case may be, are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(e) hereof that, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate. The requirement to provide a certificate pursuant to clause (ii) of the first sentence of this Section 3(o) shall be waived for any Representation Date occurring at a time at which no instruction to the Agents or the Forward Sellers to sell Shares pursuant to Section 2(b) or Section 2(c) hereof has been delivered by the Company and is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares during the period following any Representation Date when the Company relied on such waiver and did not provide the Agents a certificate pursuant to clause (ii) of the first sentence of this Section 3(o) and prior to the next succeeding Representation Date, then before the Company instructs any Agent or any Forward Seller to sell Shares pursuant to Section 2(b) or Section 2(c) hereof, the Company shall promptly provide the Agents, the Forward Sellers and the Forward Purchasers such certificate. As used in this Section 3(o), to the extent there shall be a sale of Shares on or following any Representation Date, “promptly” shall be deemed to be on or prior to the Applicable Time for such sale.

25

(p)               Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offering of Shares under this Agreement after the date hereof, (i) each time Shares are delivered to the applicable Agent or Agents as principal on a Settlement Date and (ii) promptly after each Representation Date, the Company will furnish or cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (i) above, the applicable Agent or Agents, the written opinions and letters of each counsel to the Company (who shall be reasonably acceptable to the Agents, or, in the case of clause (i) above, such Agent or Agents, as the case may be) and counsel to the Agents, the Forward Sellers and the Forward Purchasers dated such Settlement Date or such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (i) above, such Agent or Agents, as the case may be, of the same tenor as the respective opinions and letters referred to in Sections 5(b) and 5(c), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (i) above, such Agent or Agents, as the case may be, shall furnish the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (i) above, such Agent or Agents, as the case may be, with a letter substantially to the effect that the Agents or, in the case of clause (i) above, such Agent or Agents, as the case may be, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). The requirement to provide an opinion pursuant to clause (ii) of the first sentence of this Section 3(p) shall be waived for any Representation Date occurring at a time at which no instruction to the Agents or the Forward Sellers to sell Shares pursuant to Section 2(b) or Section 2(c) hereof has been delivered by the Company and is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares during the period following any Representation Date when the Company relied on such waiver and did not provide the Agents, the Forward Sellers and the Forward Purchasers an opinion pursuant to clause (ii) of the first sentence of this Section 3(p) and prior to the next succeeding Representation Date, then before the Company instructs any Agent or any Forward Seller to sell Shares pursuant to Section 2(b) or Section 2(c) hereof, the Company shall promptly provide the Agents, the Forward Sellers and the Forward Purchasers such opinion. As used in this Section 3(p), to the extent there shall be a sale of Shares on or following any Representation Date, “promptly” shall be deemed to be on or prior to the Applicable Time for such sale.

(q)               Delivery of Future Accountants’ Letters. Upon commencement of the offering of Shares under this Agreement after the date hereof, (i) each time Shares are delivered to the applicable Agent or Agents as principal on a Settlement Date and (ii) promptly after each Representation Date, the Company will cause its independent accountants to furnish to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (i) above, the applicable Agent or Agents a letter, dated such Settlement Date or such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (i) above, such Agent or Agents, as the case may be, of the same tenor as the letters referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. The requirement to provide such letter pursuant to clause (ii) of the first sentence of this Section 3(q) shall be waived for any Representation Date occurring at a time at which no instruction to the Agents or Forward Sellers to sell Shares pursuant to Section 2(b) or Section 2(c) hereof has been delivered by the Company and is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares during any period following any Representation Date when the Company relied on such waiver and did not provide the Agents, the Forward Sellers and the Forward Purchasers a letter pursuant to clause (ii) of the first sentence of this Section 3(q) and prior to the next succeeding Representation Date, then before the Company instructs any Agent or Forward Seller to sell Shares pursuant to Section 2(b) or Section 2(c) hereof, the Company shall promptly provide the Agents, the Forward Sellers and the Forward Purchasers such letter. As used in this paragraph, to the extent there shall be a sale of Shares on or following any Representation Date, “promptly” shall be deemed to be on or prior to the Applicable Time for such sale.

26

(r)                Trading in the Common Stock. The Company consents to the Agents or the Forward Sellers, as the case may be, trading in the Company’s Common Stock for their own respective accounts and for the accounts of their respective clients at the same time as sales of Shares occur pursuant to this Agreement.

(s)                RESERVED.

(t)                 Due Diligence Review. The Company will reasonably cooperate with any due diligence review reasonably requested by the Agents or the Forward Sellers and the Forward Purchasers, as the case may be, or counsel for the Agents or the Forward Sellers and the Forward Purchasers, as the case may be, in connection with offers and sales of Shares from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers during regular business hours and at the Company’s principal offices.

(u)               Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Shares purchased by an Agent as principal remain unsold, the Company will promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in form and substance satisfactory to the Agents. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents, (ii) promptly file a new registration statement on the proper form relating to the Shares, in form and substance satisfactory to the Agents, (iii) use its best efforts to cause such new registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Agents of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new registration statement or such new shelf registration statement, as the case may be.

(v)               Ceasing Eligibility For Use of Registration Statement. If, at any time, during the term of this Agreement or otherwise when Shares purchased by an Agent as principal remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the Registration Statement, the Company will (i) promptly notify the Agents, the Forward Sellers and the Forward Purchasers, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, (iii) use its best efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Agents, the Forward Sellers and the Forward Purchasers of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new registration statement or post-effective amendment, as the case may be.

27

(w)             Reservation of Shares. The Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy its obligations under this Agreement and any Confirmation (including with respect to each Supplemental Confirmation executed in connection with the Master Forward Confirmation).

(x)               Increase in Authorized Aggregate Gross Sales Price. The Company shall provide at least two business days’ notice to each Agent, Forward Seller and Forward Purchaser in writing of any increase in the Authorized Aggregate Gross Sales Price and shall prepare and file a supplement to the Prospectus to reflect such increased Authorized Aggregate Gross Sales Price (which filing shall constitute consummation of the increase in Authorized Aggregate Gross Sales Price under this Agreement).

Section 4. Payment of Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement and any Confirmations, including (a) the preparation and filing of the Registration Statement (including financial statements, if any, and exhibits) as originally filed and each amendment thereto, (b) the preparation and delivery to the Agents, the Forward Sellers and the Forward Purchasers of such number of copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto as reasonably requested by the Agents, the Forward Sellers and the Forward Purchasers, (c) the preparation, issuance and delivery of any certificates for the Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agents, the Forward Sellers and the Forward Purchasers, (d) the fees and disbursements of the Company’s counsel, accountants and other advisors, (e) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents, the Forward Sellers and the Forward Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto in an amount not to exceed $3,500, (f) the fees and expenses of the transfer agent or registrar for the Shares, (g) the costs and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with the marketing of the Shares, (h) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents, the Forward Sellers and the Forward Purchasers in connection with, the review by the Financial Industry Regulatory Authority, Inc. of the terms of sales of Shares, (i) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, (j) the reasonable documented out-of-pocket expenses of the Agents, the Forward Sellers and the Forward Purchasers, including the reasonable fees, disbursements and expenses of counsel for the Agents and counsel for the Forward Sellers and the Forward Purchasers in connection with this Agreement, the Master Forward Confirmation and the Registration Statement and the Prospectus and ongoing services in connection with the transactions contemplated hereunder and (k) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for the sale of Shares caused by a breach of the representation contained in the second sentence of Section 1(b) hereof.

28

Section 5. Conditions of Agents’, Forward Sellers’ and Forward Purchasers’ Obligations. The obligations of the Agents, the Forward Sellers and the Forward Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof at each Representation Date, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)               Effectiveness of Registration Statement and Filing of Prospectus. The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement became effective upon filing in accordance with Rule 462(e). The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to the Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, as required and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or, to the Company’s knowledge, are contemplated by the Commission. The Company shall have complied with any and all requests for additional information on the part of the Commission. The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 3(a) hereof.

(b)               Opinion and Negative Assurance of Counsel for the Agents. On the date of this Agreement, the Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable written opinion or opinions of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Agents, dated such date, with respect to such matters as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

(c)               Opinion and Negative Assurance of In-House Counsel and Company Counsel. On the date of this Agreement, the Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable written opinion or opinions of (i) an officer or employee of Ameren Corporation or Ameren Services Company and (ii) Morgan, Lewis & Bockius LLP, counsel to the Company, each dated such date, to the effect set forth in Exhibit A and Exhibit B hereto, respectively, and with such other changes as may be agreed upon by the Company, the Agents, the Forward Sellers and the Forward Purchasers with the approval of counsel for the Agents, Forward Sellers and Forward Purchasers.

29

(d)               Accountants’ Letter. On the date of this Agreement, the Agents, the Forward Sellers and the Forward Purchasers shall have received a letter from PricewaterhouseCoopers LLP, dated such date, in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(e)               Officer’s Certificate for the Company. On the date of this Agreement, the Agents, the Forward Purchasers and the Forward Sellers shall have received a certificate signed by the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company, dated such date, to the effect that (i) there has not been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, a material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, (ii) the representations and warranties of the Company in this Agreement that are qualified by materiality are true and correct in all respects and the representations and warranties of the Company in this Agreement that are not qualified by materiality are true and correct in all material respects, in each case, with the same force and effect as though expressly made on and as of such date, (iii) the Company has complied with all agreements and satisfied all conditions in the Agreement on its part to be performed or satisfied on or prior to such date and (iv) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted, to his or her knowledge, is contemplated by the Commission.

(f)                Listing. The Shares shall have been approved for listing, subject to official notice of issuance, on the NYSE.

(g)               Additional Documents. On the date of this Agreement, counsel for the Agents, Forward Sellers and Forward Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements reasonably requested by the Agents, Forward Sellers and Forward Purchasers or in order to reasonably evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein shall be reasonably satisfactory in form and substance to the Agents, Forward Sellers and Forward Purchasers and counsel for the Agents, Forward Sellers and Forward Purchasers.

30

(h)               Termination of this Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent, Forward Seller or Forward Purchaser by notice to the Company at any time, and any such termination shall be without liability of any party to any other party except that the provisions of Sections 1, 3(h), 4, 6, 7, 8, 12, 13 and 14 hereof shall remain in full force and effect notwithstanding such termination. For the avoidance of doubt, in the event of any such termination by an Agent, Forward Seller or Forward Purchaser, this Agreement will continue to remain in full force and effect with respect to the other Agents, Forward Sellers or Forward Purchasers, as the case may be.

Section 6. Indemnification.

(a)               Indemnification of the Agents, the Forward Sellers and Forward Purchasers. The Company will indemnify and hold harmless each Agent, Forward Seller and Forward Purchaser against any losses, claims, damages, liabilities or expenses, as and when incurred, to which each Agent, Forward Seller or Forward Purchaser or any or all of them may become subject, joint or several, under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof), arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the 1933 Act Regulations, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse each Agent, Forward Seller and Forward Purchaser for any reasonable expenses (including reasonable fees and expenses for no more than one law firm for each of (i) the Agents and (ii) the Forward Sellers and the Forward Purchasers) when and as incurred by each Agent and each Forward Seller and Forward Purchaser in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Agent, Forward Seller or Forward Purchaser, as applicable, expressly for use therein (it being understood and agreed that the only such information furnished by and on behalf of any Agent, any Forward Seller or any Forward Purchaser consists of the information described in Section 6(b) hereof).

31

(b)               Indemnification of the Company. Each Agent, Forward Seller and Forward Purchaser shall severally, but not jointly, indemnify, defend and hold harmless the Company against any losses, claims, damages, liabilities or expenses to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Agent, Forward Seller or Forward Purchaser expressly for use therein, and will reimburse the Company for any reasonable expenses (including reasonable fees and expenses for no more than one law firm for the Company) when and as incurred by the Company in connection with investigating or defending any such action or claim. The Company agrees that the only such information furnished by any Agent, Forward Seller or Forward Purchaser consists only of the information specified in (i) the first sentence and the third sentence of the second paragraph under the caption "Plan of Distribution (Conflicts of Interest)" and the third paragraph under the caption "Plan of Distribution (Conflicts of Interest)", in each case, in the Prospectus Supplement dated the date hereof and (ii) any other information set forth in writing by any Agent, Forward Seller or Forward Purchaser to the Company from time to time and referencing that such information is being provided pursuant to this Agreement.

(c)               Actions against Parties; Notification. Promptly after receipt by an indemnified party under Sections 6(a) or 6(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Sections 6(a) or 6(b) hereof, notify such indemnifying party in writing of the commencement thereof, but the omission so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Sections 6(a) or 6(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify such indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Sections 6(a) or 6(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Sections 6(a) or 6(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in any such action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of any such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

32

Section 7. Contribution. If the indemnification provided for in Section 6 hereof is unavailable to or insufficient to hold harmless an indemnified party under Sections 6(a) or 6(b) hereof in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party under Sections 6(a) or 6(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by each of the Company, Agents, Forward Purchasers and Forward Sellers, as the case may be, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 6(c) hereof, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each of the Company, Agents, Forward Purchasers and Forward Sellers, as the case may be, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the relevant Agent, Forward Seller or Forward Purchaser on the other shall be deemed to be in the same relative proportions as (i) in the case of the Company, (x) the total net proceeds from the offering of the Issuance Shares for each Issuance under this Agreement (before deducting expenses) received by the Company bear to the aggregate sales price of the Issuance Shares or (y) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward (the “Net Forward Proceeds”), bear to the sum of the Net Forward Proceeds, the Net Spread Value (as defined below) and the Actual Forward Commission (as defined below) (such sum, the “Gross Forward Amount”), (ii) in the case of the Agents, the total discounts or commissions received by the Agents bear to the aggregate sales price of the Issuance Shares, (iii) in the case of the Forward Sellers, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward (the “Actual Forward Commission”), bear to the Gross Forward Amount, and (iv) in the case of the Forward Purchasers, the accumulated value of the net Spread (as defined in the related Confirmation for each Forward and net of any related stock borrowing costs or other costs or expenses actually incurred) (the “Net Spread Value”) for each Confirmation executed in connection with this Agreement bear to the Gross Forward Amount. The relative fault of each of the Company, Agents, Forward Purchasers and Forward Sellers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and such parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

33

The Company, the Agents, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by such an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to in the immediate preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, (i) no Agent or Forward Seller shall be required to contribute any amount in excess of the amount by which the commissions with respect to the offering of the Issuance Shares or the aggregate Forward Hedge Selling Commissions, as the case may be, received by it under this Agreement exceed the amount of any damages that such Agent or Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Forward Purchaser shall be required to contribute any amount in excess of the amount by which the sum of the Net Spread Values for all Confirmations entered into pursuant to this Agreement exceeds the amount of any damages such Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’, Forward Sellers’ and Forward Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective obligations and not joint.

The obligations of the Company under Section 6 hereof and this Section 7 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls the Agents, Forward Sellers or Forward Purchasers, within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, and each broker-dealer affiliate of the Agents, Forward Sellers or Forward Purchasers; and the obligations of the Agents or the Forward Sellers under Section 6 hereof and this Section 7 shall be in addition to any liability that the Agents or the Forward Sellers may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls the Company within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

Section 8. Survival. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto or made by or on behalf of the Company or the Agents, Forward Sellers or Forward Purchasers, respectively, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent, a Forward Seller, a Forward Purchaser or its respective affiliates, selling agents, officers or directors or any person controlling such Agent, Forward Seller or Forward Purchaser, or the Company or its officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Shares.

34

Section 9. Termination.

(a)               This Agreement may be terminated for any reason, at any time, by either the Company or an Agent, Forward Seller or Forward Purchaser solely as to itself. For the avoidance of doubt, in the event of any termination of this Agreement by an Agent, Forward Seller or Forward Purchaser, this Agreement will still remain in full force and effect with respect to the Company and the non-terminating Agents, the non-terminating Forward Sellers and the non-terminating Forward Purchasers. This Agreement will automatically terminate following the sale of Shares having an aggregate gross sales price equal to the Authorized Aggregate Gross Sales Price, as it may have been increased from time to time pursuant to Section 3(x) hereof.

(b)               The applicable Agent(s), Forward Seller(s) or Forward Purchaser(s) may terminate a Terms Agreement or Placement Notice to which it is or they are a party or to which it or they are otherwise subject to, at any time at or prior to the Settlement Date, if, (i) (A) the Company or any of its subsidiaries shall have sustained, since the time of execution of such Terms Agreement or the date of such Placement Notice or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, or (B) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there has been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, other than as disclosed or contemplated in the Registration Statement, the General Disclosure Package or the Prospectus and is in the judgment of such Agent(s), Forward Seller(s) or Forward Purchaser(s), so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, or (ii) there has been (A) a suspension or material limitation in trading in securities generally by the Commission, the NYSE or the NASDAQ Stock Market, (B) a suspension or material limitation in trading in the Company’s securities by the Commission, the NYSE or the NASDAQ Stock Market, (C) a general moratorium on commercial banking activities declared by Federal, New York state or Missouri state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (D) any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (E) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any event specified in clause (ii)(D) or (E), in the judgment of such Agent(s), Forward Seller(s) or Forward Purchaser(s), makes it impracticable or inadvisable to market, sell or deliver the Shares as contemplated by such Terms Agreement or the Forward related to such Placement Notice.

35

(c)               If the Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the non-defaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)           if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, the non-defaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligations bear to the purchase obligations of all non-defaulting Agents; or

(ii)        if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any non-defaulting Agent.

No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the non-defaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(d)        In the event of any termination under this Section 9, neither party will have any liability to the other party hereto, except that (i) the Agents, the Forward Sellers and the Forward Purchasers shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination, (A) an Agent, a Forward Seller and a Forward Purchaser shall own any Shares purchased by it as principal or (B) an offer to purchase any Shares has been accepted by the Company but the Settlement Date has not occurred, then the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 12, 13 and 14 hereof shall remain in effect.

36

Section 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents and Forward Sellers shall be directed to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 6(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to ECM Legal; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; J.P. Morgan Securities LLC, 383 Madison Avenue, 6th Floor, New York, New York 10179, Attention: Stephanie Little (phone: (312) 732-3229; email: stephanie.y.little@jpmorgan.com); Mizuho Securities USA LLC, 1271 Avenue of the Americas, 3rd Floor, New York, New York 10020, Attention: Equity Capital Markets; Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020-1001, Attention: Capital Markets (fax: (646) 434-3455); and Wells Fargo Securities, LLC, 500 West 33rd Street, 14th Floor, New York, New York, 10001, Attention: Equity Syndicate Department (fax: (212) 214-5918); notices to the Forward Purchasers shall be directed to Bank of America, N.A., c/o BofA Securities Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to ECM Legal; Barclays Bank PLC, c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 6(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; JPMorgan Chase Bank, National Association, New York Branch, 383 Madison Avenue, 6th Floor, New York, New York 10179, Attention: EDG Marketing Support (email: edg_notices@jpmorgan.com; edg_ny_corporate_sales_support@jpmorgan.com), with a copy to: Stephanie Little, Executive Director (phone: (312) 732-3229; email: stephanie.y.little@jpmorgan.com); Mizuho Markets Americas LLC c/o Mizuho Securities USA LLC, 1271 Avenue of the Americas, 3rd Floor, New York, New York 10020, Attention: Equity Capital Markets; Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; MUFG Securities EMEA plc, Ropemaker Place, 25 Ropemaker Street, London EC27 9AJ, United Kingdom, Attention: Derivative Confirmations (fax: +44 (0) 20 7577 2898/2875; email: docsconfirms@int.sc.mufg.jp); and Wells Fargo Bank, National Association, c/o Wells Fargo Securities, LLC, 500 West 33rd Street, 14th Floor, New York, New York, 10001, Attention: Equity Syndicate Department (fax: (212) 214-5918). Notices to the Company shall be directed to Ameren Corporation, 1901 Chouteau Avenue, St. Louis, Missouri 63103, facsimile: (314) 554-6328, Attention: Treasurer.

Section 11. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) each purchase and sale of Shares pursuant to this Agreement, including the determination of the prices of Shares, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the applicable Agent, Forward Seller and Forward Purchaser on the other hand, (b) the Agents, Forward Sellers and Forward Purchasers have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries or other affiliates with respect to any offering of Shares or the process leading thereto (irrespective of whether the applicable Agent, Forward Seller or Forward Purchaser has advised or is currently advising the Company or any of its subsidiaries or other affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (c) the Agents, the Forward Sellers and the Forward Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (d) none of the activities of the Agents, the Forward Sellers or the Forward Purchasers in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Agents, the Forward Sellers or the Forward Purchasers with respect to any entity or natural person, and (e) the Agents, the Forward Sellers and the Forward Purchasers have not provided any legal, accounting, financial, regulatory or tax advice to the Company or any other person or entity with respect to any offering of Shares pursuant to this Agreement and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate. The Company waives to the full extent permitted by applicable law any claims it may have against the Agents, the Forward Sellers and the Forward Purchasers arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

37

Section 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Agents, the Forward Sellers and the Forward Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Sellers and the Forward Purchasers, their respective affiliates and selling agents, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Sellers and the Forward Purchasers, their respective affiliates and selling agents, the Company and their respective successors, said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

Section 13. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 14. Consent to Jurisdiction; Waiver. Each of the Company and the Agents, the Forward Sellers and the Forward Purchasers agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (a) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (b) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company and the Agents, the Forward Sellers and the Forward Purchasers irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 15. TIME. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

38

Section 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” signed” and “signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement (to the extent permissible under governing documents) shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including, without limitation, the Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 17. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 18. Recognition of the U.S. Special Resolution Regimes.

(a)                 In the event that any Agent, any Forward Seller or any Forward Purchaser that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(a)               In the event that any Agent, any Forward Seller or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Agent, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent, Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(b)               For purposes of this Section 18:

(i)	“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

(ii)	“Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(iii)	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)	“U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

39

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents, Forward Sellers, Forward Purchasers and the Company in accordance with its terms.

Very truly yours,

Ameren Corporation

By:	/s/ Darryl T. Sagel
Name: Darryl T. Sagel
Title: Vice President and Treasurer

Accepted as of the date hereof:

BofA Securities, Inc.,		Goldman Sachs & Co. LLC,
as Agent and Forward Seller		as Agent and Forward Seller

By:	/s/ Jason Satsky	By:	/s/ Charles Park
	Name: Jason Satsky		Name: Charles Park
	Title: Managing Director, Co-Head of Power, Utilities and Energy Infrastructure Investment Banking		Title: Managing Director

Bank of America, N.A.,		Goldman Sachs & Co. LLC,
as Forward Purchaser		as Forward Purchaser

By:	/s/ Jake Mendelsohn	By:	/s/ Charles Park
	Name: Jake Mendelsohn		Name: Charles Park
	Title: Managing Director		Title: Managing Director

Barclays Capital Inc.,		J.P. Morgan Securities LLC,
as Agent and Forward Seller		as Agent and Forward Seller

By:	/s/ Robert Stowe	By:	/s/ Stephanie Little
	Name: Robert Stowe		Name: Stephanie Little
	Title: Managing Director		Title: Executive Director

Barclays Bank PLC,		JPMorgan Chase Bank, National Association,
as Forward Purchaser		as Forward Purchaser

By:	/s/ Bradley Diener	By:	/s/ Stephanie Little
	Name: Bradley Diener		Name: Stephanie Little
	Title: Managing Director		Title: Executive Director

[Signature Page to Equity Distribution Agreement]

Mizuho Securities USA LLC,		MUFG Securities Americas Inc.,
as Agent and Forward Seller		as Agent and Forward Seller

By:	/s/ Josh Weismer	By:	/s/ Jason J. Demark
	Name: Josh Weismer		Name: Jason J. Demark
	Title: Managing Director		Title: Director

Mizuho Markets Americas LLC,		MUFG Securities EMEA plc,
as Forward Purchaser		as Forward Purchaser

By:	/s/ Adam Hopkins	By:	/s/ Geoffroy Charles
	Name: Adam Hopkins		Name: Geoffroy Charles
	Title: Authorized Signatory		Title: Authorized Signatory

Morgan Stanley & Co. LLC,		Wells Fargo Securities, LLC,
as Agent and Forward Seller		as Agent and Forward Seller

By:	/s/ Tegh Kapur	By:	/s/ Thomas Yates
	Name: Tegh Kapur		Name: Thomas Yates
	Title: Executive Director		Title: Managing Director

Morgan Stanley & Co. LLC,		Wells Fargo Bank, National Association,
as Forward Purchaser		as Forward Purchaser

By:	/s/ Tegh Kapur	By:	/s/ Thomas Yates
	Name: Tegh Kapur		Name: Thomas Yates
	Title: Executive Director		Title: Managing Director

[Signature Page to Equity Distribution Agreement]

EXHIBIT A

[LETTERHEAD OF AMEREN CORPORATION/AMEREN SERVICES COMPANY]

{____________}, 20{__}

Barclays Capital Inc.	Barclays Bank PLC
745 7th Avenue	c/o Barclays Capital Inc.
New York, New York 10019	5 The North Colonnade
Canary Wharf, London E14 4BB
United Kingdom

BofA Securities, Inc.	Bank of America, N.A.
One Bryant Park	One Bryant Park
New York, New York 10036	New York, New York 10036

Goldman Sachs & Co. LLC	Goldman Sachs & Co. LLC
200 West Street	200 West Street
New York, New York 10282	New York, New York 10282

J.P. Morgan Securities LLC	JPMorgan Chase Bank, National Association, New York Branch
383 Madison Avenue	383 Madison Avenue
New York, New York 10179	New York, New York 10179

Mizuho Securities USA LLC	Mizuho Markets Americas LLC
1271 Avenue of the Americas	c/o Mizuho Securities USA LLC
New York, New York 10020	1271 Avenue of the Americas
New York, New York 10020

Morgan Stanley & Co. LLC	Morgan Stanley & Co. LLC
1585 Broadway, 29th Floor	1585 Broadway, 29th Floor
New York, New York 10036	New York, New York 10036

MUFG Securities Americas Inc.	MUFG Securities EMEA plc
1221 Avenue of the Americas, 6th Floor	Ropemaker Place, 25 Ropemaker Street
New York, New York 10020-1001	London EC27 9AJ
United Kingdom

Wells Fargo Securities, LLC	Wells Fargo Bank, National Association
500 West 33rd Street, 14th Floor	500 West 33rd Street, 14th Floor
New York, New York 10001	New York, New York 10001

In their separate capacities as agents (the “Agents”) and as forward sellers (the “Forward Sellers”)	In their capacities as forward purchasers (the “Forward Purchasers”)

Ladies and Gentlemen: 1

I, ___________________ of [Ameren Services Company, a subsidiary of] Ameren Corporation, a Missouri corporation (the “Company”), together with Morgan, Lewis & Bockius LLP, have acted as counsel to the Company in connection with the issuance from time to time pursuant to the Equity Distribution Sales Agreement, dated May 12, 2021 (the “Sales Agreement”), among the Company, the Agents, the Forward Sellers and the Forward Purchasers of shares of the Company’s common stock, $.01 par value per share, having an aggregate gross sales price of up to $750,000,000 (the “Shares”). Unless otherwise provided herein, capitalized terms used in this opinion shall have the meanings set forth in the Sales Agreement. This opinion is being furnished pursuant to Section 5(c)(i) of the Sales Agreement.

I [or persons under my supervision and control] have examined originals, or copies certified or otherwise identified to my satisfaction, of: (1) resolutions adopted by the Board of Directors of the Company on May 7, 2021 and resolutions adopted by the Finance Committee of the Board of Directors of the Company on May 7, 2021 relating to the authorization, issuance and sale of the Shares and the execution and delivery by the Company of the Sales Agreement and any Confirmation; (2) the Company’s Restated Articles of Incorporation, as amended (the “Articles”), and the Company’s By-Laws, as amended (the “Bylaws”); (3) the Sales Agreement; (4) the form of Confirmation; (5) the Registration Statement on Form S-3 (File No. 333-249275) filed by the Company pursuant to which the Shares were registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the documents incorporated by reference therein and any information omitted from such registration statement at the time any part of such registration statement became effective but that is deemed to be part of such registration statement pursuant to Rule 430(B) under the Act at the time set forth therein (collectively, the “Registration Statement”); (6) the prospectus, dated October 14, 2020, as supplemented by a prospectus supplement, dated May 12, 2021, including the documents incorporated by reference therein, filed by the Company with the Commission pursuant to Rule 424(b) under the Act (collectively, the “Prospectus”); and (7) such other documents, certificates, instruments and records as I have considered necessary or appropriate for purposes of this opinion. In addition, I have discussed and conferred with officers and employees of the Company and its subsidiaries and made such investigation of law as I have considered necessary or appropriate for the purposes of said opinion.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

(i)                 The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Missouri, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement{, the General Disclosure Package} and the Prospectus and to enter into and perform its obligations under the Sales Agreement and each Confirmation;

(ii)              The Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

1 [This form of opinion will be modified appropriately to reflect any Non-ATM Offering.]

(iii)            All of the issued and outstanding common stock of each Significant Subsidiary (as specified below) is owned by the Company free from liens, encumbrances and defects of title;

(iv)             Each Significant Subsidiary has been duly incorporated and is validly existing and is in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement{, the General Disclosure Package} and the Prospectus; each such Significant Subsidiary is duly qualified to do business and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(v)               The Sales Agreement has been duly authorized, executed and delivered by the Company;

(vi)            Each Master Forward Confirmation has been duly authorized, executed and delivered by the Company and, assuming that (a) a Supplemental Confirmation in the form attached as Schedule A to Exhibit C to the Sales Agreement has been executed and delivered by each party thereto in an At the Market Offering, and if such Supplemental Confirmation were to be so executed and delivered on the date hereof, and (b) the Trade Date, Number of Shares, percentage discount applied to the Initial Forward Price, Spread, Maturity Date, Forward Price Reduction Dates and Forward Price Reduction Amounts (as such terms are defined in the form of Confirmation attached as Exhibit C to the Sales Agreement) and other terms of such Supplemental Confirmation (collectively, the "Additional Terms") have been duly established, authorized and approved by the Company and such Supplemental Confirmation has been duly completed to accurately reflect such Additional Terms, the Confirmation consisting of such Master Forward Confirmation together with such Supplemental Confirmation will be duly authorized, executed and delivered by the Company;

(vii)          The Shares to be issued and sold by the Company under the Sales Agreement and, in the case of any Forward, the related Confirmation, when issued and delivered to and paid for in accordance with the terms of the Sales Agreement and, in the case of any Forward, the related Confirmation, and pursuant to the specific issuance of Shares being authorized by the Board of Directors of the Company or a duly authorized committee thereof, will be duly authorized, validly issued, fully paid and non-assessable and such issuance will not be subject to any preemptive or similar rights;

(viii)        The Company has an authorized capitalization as set forth in the Registration Statement{, the General Disclosure Package} and the Prospectus;

(ix)             The offering and/or sale of the Shares by the Company, and the compliance by the Company with all of the provisions of the Sales Agreement and any Confirmation (including the issuance of the Shares) in At the Market Offerings, and the consummation of the transactions contemplated by the Sales Agreement and any Confirmation in At the Market Offerings, will not (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (2) result in any violation of the provisions of the Articles or the Bylaws or (3) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, except, in the case of clauses (1) and (3) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(x)               No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States of America or the State of Missouri is legally required to be obtained by the Company for the offering and/or sale of the Shares by the Company or the performance by the Company of its obligations under the Sales Agreement and any Confirmation (including the issuance of the Shares) in At the Market Offerings, except (a) such as have been obtained or made under the Act and (b) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws of any jurisdiction, as to which I express no opinion; and

(xi)            The statements set forth in the Prospectus under the caption “Description of Common Stock,” insofar as they purport to constitute a summary of the terms of the Shares are accurate summaries in all material respects.

To the best of my knowledge, and other than as disclosed in the Registration Statement{, the General Disclosure Package} and the Prospectus, (1) there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and no such proceedings are threatened or contemplated by governmental authorities or others; and (2) there is no litigation, pending or threatened, that challenges the validity of the Shares, the Sales Agreement or any Confirmation, or that seeks to enjoin the performance of the Company’s obligations thereunder. The statements included or incorporated by reference in the Registration Statement{, the General Disclosure Package} and the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters.

To the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened under Section 8 or Section 8A of the Act.

In addition, I have assumed:

(a)       the authenticity of all documents submitted to me as originals and the conformity to originals of all documents supplied to me as certified or photostatic copies;

(b)       the capacity, power and authority of each of the parties (other than the Company) to enter into, and the due execution and delivery of, the Sales Agreement (other than by the Company) and any Confirmation (other than by the Company); and

(c)       that there have been no oral or written amendments to the documents referred to above or any documents, instruments, certificates or agreements entered into in connection therewith, and there has been no waiver of any of the provisions of any such documents, instruments, certificates or agreements, by action or conduct of the parties or otherwise.

As to factual matters, I have relied upon representations included in the documents I [or persons under my supervision and control] have examined, upon certificates of officers of the Company, and upon certificates of public officials, including the representations and warranties of the Company contained in the Sales Agreement. I have been advised by the Company that the “Significant Subsidiaries” (as defined in the Sales Agreement) are Union Electric Company and Ameren Illinois Company.

I [or persons under my supervision and control] have participated in conferences with officers of the Company, other counsel for the Company and other representatives of the Company, representatives of the independent registered public accounting firm for the Company and your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed; and, although I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent set forth in the final sentence of the fourth preceding paragraph and the matters referred to in paragraph (xi) above), on the basis of the foregoing, no facts have come to my attention that lead me to believe that (1) the Registration Statement (other than the financial statements and related schedules and other financial and statistical data, including any such data presented in interactive data format, included or incorporated by reference therein, as to which I express no opinion), as of the most recent effective date of the part of the Registration Statement relating to the Shares determined pursuant to Rule 430B(f)(2) under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) the Prospectus (other than the financial statements and related schedules and other financial and statistical data, including any such data presented in interactive data format, included or incorporated by reference therein, as to which I express no belief), as of its date or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This opinion is limited to the laws of the States of Missouri and New York and the federal laws of the United States of America. As to all matters of New York law, I have relied upon the opinion of even date herewith addressed to you by Morgan, Lewis & Bockius LLP, counsel to the Company.

This opinion is solely for your benefit in connection with the above-described transaction. This opinion may not be relied upon by you for any other purpose, or relied upon or furnished to any other person, firm or corporation without my prior written consent, except that Morgan, Lewis & Bockius LLP may rely upon this opinion as to all matters of Missouri law in rendering their opinion required to be delivered under the Sales Agreement. This opinion is expressed as of the date hereof, and I do not assume any obligation to update or supplement it to reflect any fact or circumstance that hereafter comes to my attention, or any change in law that hereafter occurs.

Very truly yours,

EXHIBIT B

[LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP]

{____________}, 20{__}

Barclays Capital Inc.

745 7th Avenue

New York, New York 10019

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020-1001

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

In their separate capacities as agents (the “Agents”)
and as forward sellers (the “Forward Sellers”)

Barclays Bank PLC

c/o Barclays Capital Inc.

5 The North Colonnade

Canary Wharf, London E14 4BB

United Kingdom

Bank of America, N.A.

One Bryant Park

New York, New York 10036

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

JPMorgan Chase Bank, National Association, New York Branch

383 Madison Avenue

New York, New York 10179

Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

MUFG Securities EMEA plc

Ropemaker Place, 25 Ropemaker Street

London EC27 9AJ

United Kingdom

Wells Fargo Bank, National Association

500 West 33rd Street, 14th Floor

New York, New York 10001

In their capacities as forward purchasers (the “Forward Purchasers”)

Ladies and Gentlemen: 2

We, together with _________________, have acted as counsel to Ameren Corporation, a Missouri corporation (the “Company”), in connection with the issuance from time to time pursuant to the Equity Distribution Sales Agreement, dated May 12, 2021 (the “Sales Agreement”), among the Company, the Agents, the Forward Sellers and the Forward Purchasers of shares of the Company’s common stock, $.01 par value per share, having an aggregate gross sales price of up to $750,000,000 (the “Shares”). Unless otherwise provided herein, capitalized terms used in this opinion shall have the meanings set forth in the Sales Agreement. This opinion is being furnished pursuant to Section 5(c)(ii) of the Sales Agreement.

In connection with this opinion, we have considered and relied upon, among other things: (1) resolutions adopted by the Board of Directors of the Company on May 7, 2021 and resolutions adopted by the Finance Committee of the Board of Directors of the Company on May 7, 2021 relating to the authorization, issuance and sale of the Shares and the execution and delivery by the Company of the Sales Agreement and any Confirmation; (2) the Company’s Restated Articles of Incorporation, as amended (the “Articles”), and the Company’s By-Laws, as amended (the “Bylaws”); (3) the Sales Agreement; (4) the form of Confirmation; (5) the Registration Statement on Form S-3 (File No. 333-249275) filed by the Company pursuant to which the Shares were registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the documents incorporated by reference therein and any information omitted from such registration statement at the time any part of such registration statement became effective but that is deemed to be part of such registration statement pursuant to Rule 430(B) under the Act at the time set forth therein (collectively, the “Registration Statement”); (6) the prospectus, dated October 14, 2020, as supplemented by a prospectus supplement, dated May 12, 2021, including the documents incorporated by reference therein, filed by the Company with the Commission pursuant to Rule 424(b) under the Act (collectively, the “Prospectus”); and (7) such other documents, certificates, instruments and records as we have considered necessary or appropriate for purposes of this opinion.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we advise you that:

(i)           Assuming that each Master Forward Confirmation has been duly authorized, executed and delivered by the Company and assuming that (a) a Supplemental Confirmation in the form attached as Schedule A to Exhibit C to the Sales Agreement has been duly executed and delivered by the Company and a Forward Purchaser in an At the Market Offering, and if such Supplemental Confirmation were to be so executed and delivered on the date hereof, and (b) the Trade Date, Number of Shares, percentage discount applied to the Initial Forward Price, Spread, Maturity Date, Forward Price Reduction Dates and Forward Price Reduction Amounts (as such terms are defined in the form of Confirmation attached as Exhibit C to the Sales Agreement) and other terms of such Supplemental Confirmation (collectively, the “Additional Terms”) have been duly established, authorized and approved by the Company and such Supplemental Confirmation has been duly completed to accurately reflect such Additional Terms, the Confirmation consisting of such Master Forward Confirmation together with such Supplemental Confirmation would constitute a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, receivership, fraudulent transfer, preference, moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights and by general equitable principles (whether considered in a proceeding in equity or at law), including the possible unavailability of specific performance or injunctive relief, and (ii) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought;

2 [This form of opinion will be modified appropriately to reflect any Non-ATM Offering.]

(ii)          The statements set forth in the Prospectus under the caption “Description of Common Stock,” insofar as they purport to constitute a summary of the terms of the Shares, and under the captions “Plan of Distribution” and “Plan of Distribution (Conflicts of Interest)” (except with respect to the information under the captions “Plan of Distribution (Conflicts of Interest)—Certain Relationships” and information under the caption “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest” as to which we express no opinion), insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects;

(iii)         No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States of America or the State of New York is legally required to be obtained by the Company for the offering and/or sale of the Shares by the Company or the performance by the Company of its obligations under the Sales Agreement and any Confirmation (including the issuance and delivery of the Shares) in At the Market Offerings, except (a) such as have been obtained or made under the Act and (b) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws of any jurisdiction, as to which we express no opinion;

(iv)         The Company is not, and, as a result of and after giving effect to the transactions contemplated by the Sales Agreement, any Confirmation and the issuance, sale and delivery of the Shares, will not be, an “investment company,” or an entity “controlled” by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended;

(v)          The Registration Statement, as of the date that the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 was filed with the Commission, and the Prospectus, as of the date it was filed with the Commission pursuant to Rule 424(b) under the Act (in each case, other than the financial statements and related schedules and other financial and statistical data, including any such data presented in interactive data format, included or incorporated by reference therein, as to which we express no opinion), complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission under the Act;

(vi)         The documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements and related schedules and other financial and statistical data, including any such data presented in interactive data format, included or incorporated by reference therein, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; and

(vii)        The offering and/or sale of the Shares by the Company, and the compliance by the Company with all of the provisions of the Sales Agreement and any Confirmation (including the issuance of the Shares) in At the Market Offerings, and the consummation of the transactions contemplated by the Sales Agreement and any Confirmation in At the Market Offerings, will not violate the federal law of the United States of America or the laws of the State of New York that in our experience are normally applicable to transactions of the type contemplated by the Sales Agreement and any Confirmation, but without our having made any special investigation with respect to any other law (including charters, ordinances, bylaws and other laws enacted by political subdivisions of the State of New York) and other than any state securities or “blue sky” laws or the antifraud laws of any jurisdiction, as to which we express no opinion.

The Registration Statement has become effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by the applicable paragraph of Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened under Section 8 or Section 8A of the Act.

In addition, our opinion set forth in paragraph (i) above is subject to and limited by, in the case of indemnities, a requirement that facts, known to the indemnitee but not the indemnitor, in existence at the time the indemnity becomes effective that would entitle the indemnitee to indemnification be disclosed to the indemnitor and a requirement that an indemnity provision will not be read to impose obligations upon indemnitors that are neither disclosed at the time of its execution nor reasonably within the scope of its terms and the overall intention of the parties at the time of its making.

Our opinion in paragraph (i) is further subject to the following assumptions and qualifications:

i.	Each party to each Confirmation is an “eligible contract participant” as defined in Section 1a(18) of the Commodity Exchange Act, as amended, and the rules and regulations thereunder.

ii.	Provisions of each Confirmation relating to indemnification or exculpation may be limited by public policy or by law.

iii.	We express no opinion as to provisions of each Confirmation that purport (a) to establish any evidentiary standard, (b) to provide that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy and that the election of a particular remedy does not preclude recourse to one or more others, (c) to create a conclusive presumption or commit a conclusive or binding determination of any matter, (d) to waive the right of any party to object to venue, (e) to waive matters that cannot, as a matter of law, be effectively waived, (f) to impose penalties, forfeitures, late payment charges or an increase in interest upon an occurrence of a default, or (g) to create a power of attorney, proxy, or agency relationship.

iv.	We express no opinion with respect to the enforceability of the New York choice of law provisions set forth in each Confirmation in jurisdictions other than the State of New York and have further assumed that any court in the jurisdiction of the State of New York considering the enforceability of such provisions would give effect to Section 5-1401 of the New York General Obligations Law.

v.	We express no opinion with respect to the enforceability of the New York choice of forum provisions set forth in each Confirmation in jurisdictions other than the State of New York and have further assumed that any court in the jurisdiction of the State of New York considering the enforceability of such provisions would give effect to Section 5-1402 of the New York General Obligations Law.

vi.	We express no opinion as to any securities law or regulation.

vii.	We express no opinion as to the effect of the compliance or noncompliance of any Forward Purchaser and Forward Seller with any law or regulation applicable to it because of the legal or regulatory status or the nature of the business of it or its participation in the transactions contemplated by each Confirmation.

In addition, we have assumed:

(a)        the authenticity of all documents submitted to us as originals and the conformity to originals of all documents supplied to us as certified or photostatic copies;

(b)        the capacity, power and authority of each of the parties (other than the Company) to enter into, and the due execution and delivery of, the Sales Agreement (other than by the Company) and any Confirmation (other than by the Company); and

(c)       that there have been no oral or written amendments to the documents referred to above or any documents, instruments, certificates or agreements entered into in connection therewith, and there has been no waiver of any of the provisions of any such documents, instruments, certificates or agreements, by action or conduct of the parties or otherwise.

As to factual matters, we have relied upon representations included in the documents we have examined, upon certificates of officers of the Company, and upon certificates of public officials, including the representations and warranties of the Company contained in the Sales Agreement.

We have participated in conferences with officers of the Company, other counsel for the Company and other representatives of the Company, representatives of the independent registered public accounting firm for the Company and your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed; and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent referred to in paragraph (ii) above), on the basis of the foregoing, no facts have come to our attention that lead us to believe that (1) the Registration Statement (other than the financial statements and related schedules and other financial and statistical data, including any such data presented in interactive data format, included or incorporated by reference therein, as to which we express no opinion), as of the most recent effective date of the part of the Registration Statement relating to the Shares determined pursuant to Rule 430B(f)(2) under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) the Prospectus (other than the financial statements and related schedules and other financial and statistical data, including any such data presented in interactive data format, included or incorporated by reference therein, as to which we express no belief), as of its date or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This opinion is limited to the laws of the States of New York and Missouri and the federal laws of the United States of America. As to all matters of Missouri law, we have relied upon the opinion of even date herewith addressed to you by ________________. We have not examined and are not expressing an opinion upon matters related to the incorporation of the Company.

This opinion is solely for your benefit in connection with the above-described transaction. This opinion may not be relied upon by you for any other purpose, or relied upon or furnished to any other person, firm or corporation without our prior written consent, except that ________________, may rely upon this opinion as to all matters of New York law in rendering his/her opinion required to be delivered under the Sales Agreement. This opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement it to reflect any fact or circumstance that hereafter comes to our attention, or any change in law that hereafter occurs.

Very truly yours,

Exhibit C

FORM OF MASTER FORWARD CONFIRMATION

See attached.

C-1

GOLDMAN SACHS & CO. LLC | 200 WEST STREET | NEW YORK, NEW YORK 10282-2198 | TEL: 212-902-1000

To:	Ameren Corporation 1901 Chouteau Avenue St. Louis, Missouri 63103
From:

[Bank of America, N.A.] [Goldman Sachs & Co. LLC][JPMorgan Chase Bank, National Association, New York Branch][Mizuho Markets Americas LLC][Morgan Stanley & Co. LLC][MUFG Securities EMEA plc][Wells Fargo Bank, National Association]

[Barclays Bank PLC

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019]

Re:	Issuer Share Forward Sale Transactions
Date:	May 12, 2021

Ladies and Gentlemen:

The purpose of this communication (this “Master Confirmation”) is to set forth the terms and conditions of the transactions to be entered into from time to time between [Bank of America, N.A.]1[Barclays Bank PLC]2 [Goldman Sachs & Co. LLC]3[JPMorgan Chase Bank, National Association, New York Branch]4 [Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as agent)]5[Morgan Stanley & Co. LLC]6[MUFG Securities EMEA plc]7[Wells Fargo Bank, National Association]8 (“Dealer”)[, through its agent Barclays Capital Inc. (“Agent”)]9 and Ameren Corporation (“Counterparty”) in accordance with the terms of the Equity Distribution Agreement, dated as of May 12, 2021 (the “Equity Distribution Agreement”), among Dealer [, J.P. Morgan Securities LLC]10 and Counterparty, among others, on one or more Trade Dates specified herein (collectively, the “Transactions” and each, a “Transaction”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below. Each Transaction will be evidenced by a supplemental confirmation (each, a “Supplemental Confirmation,” and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation” for purposes of the Agreement specified below) substantially in the form of Schedule A hereto.

1 Insert for BofA.

2 Insert for Barclays

3 Insert for GS.

4 Insert for JPM.

5 Insert for Mizuho.

6 Insert for MS.

7 Insert for MUFG.

8 Insert for WF.

9 Insert for Barclays

10 Insert for JPM.

Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). [Dealer is not a member of the Securities Investor Protection Corporation (“SIPC”). Dealer is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.] 11[Mizuho Markets Americas LLC (“MMA”) is acting as principal in its capacity as Dealer hereunder and Mizuho Securities USA LLC (“MSUSA”), its affiliate, is acting as agent for MMA, in its capacity as Dealer hereunder, and Counterparty hereunder. MMA is not a member of the Securities Investor Protection Corporation.]12

1.                   Each Confirmation is subject to, and incorporates, the 2000 ISDA Definitions (the “2000 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), each as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction will be deemed to be a Share Forward Transaction.

Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the ISDA 2002 Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency.

All provisions contained in the Agreement are incorporated into and shall govern each Confirmation except as expressly modified below. Each Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the relevant Transaction and replaces any previous agreement between the parties with respect to the subject matter hereof.

The Transactions hereunder shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates and Counterparty or any confirmation or other agreement between Dealer or any of its Affiliates and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer or any of its Affiliates and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer or such other Affiliates and Counterparty are parties, the Transactions shall not be considered Transactions under, or otherwise governed by, such existing or deemed ISDA Master Agreement. In the event of any inconsistency among the Agreement, this Master Confirmation, any Supplemental Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; (iv) the 2000 Definitions; and (v) the Agreement.

2.                   The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be, subject to the provisions opposite the caption “Early Valuation” below, the last Trading Day (as defined in the Equity Distribution Agreement) of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction.

Effective Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth in Section 3 of this Master Confirmation shall have been satisfied or waived by Dealer.

11 Insert for Barclays

12 Insert for Mizuho.

Buyer:	Dealer

Seller:	Counterparty

Maturity Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that follows the Trade Date for such Transaction by the number of days or months set forth in the Placement Notice (as defined in the Equity Distribution Agreement and amended by any corresponding Acceptance (as defined in the Equity Distribution Agreement), if applicable (the “Accepted Placement Notice”)) for such Transaction (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Shares:	The shares of common stock, par value $0.01 per Share, of Counterparty (Ticker: “AEE”)

Number of Shares:	For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Actual Sold Forward Amount (as defined in the Equity Distribution Agreement) for the Forward Hedge Selling Period for such Transaction, as reduced on each Relevant Settlement Date (as defined under “Settlement Terms” below) by the number of Settlement Shares to which the related Valuation Date relates.

Settlement Currency:	USD

Exchange:	The New York Stock Exchange

Related Exchange:	All Exchanges

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price:	For each Transaction, on the Effective Date for such Transaction, the Initial Forward Price for such Transaction, and on any day thereafter, the product of the Forward Price for such Transaction on the immediately preceding calendar day and

1+ the Daily Rate * (1/365);

provided that the Forward Price for such Transaction on each Forward Price Reduction Date for such Transaction shall be the Forward Price for such Transaction otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Equity Distribution Agreement) applicable to such Transaction; and (ii) the Adjusted Volume-Weighted Hedge Price, subject to adjustment in accordance with the last paragraph of Section 3 hereof.

Adjusted Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the gross sales price per share of Forward Hedge Shares (as defined in the Equity Distribution Agreement) sold on each Trading Day of the Forward Hedge Selling Period for such Transaction, as determined by the Calculation Agent; provided that, solely for the purposes of calculating the Initial Forward Price, each such sales price (other than the sales price for the last day of the relevant Forward Hedge Selling Period) shall be subject to adjustment by the Calculation Agent in the same manner as the Forward Price pursuant to the definition thereof during the period from, and including, the date one Settlement Cycle immediately following the first Trading Day of the relevant Forward Hedge Selling Period on which the Forward Hedge Shares related to such sales price are sold to, and including, the Effective Date of such Transaction.

Daily Rate:	For any day, the Overnight Bank Rate (or if the Overnight Bank Rate is no longer available, a substantially similar successor rate selected by the Calculation Agent in its commercially reasonable discretion and based upon market convention, which successor rate shall reflect any generally accepted adjustments in the market with respect to converting the Overnight Bank Rate to such successor rate) minus the Spread.

Spread:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on the page “OBFR01 Index <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no rate appears for any day on such page, the rate for the immediately preceding day for which a rate appears shall be used for such day.

Forward Price Reduction Dates:	For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be each date set forth under the heading “Forward Price Reduction Date” in the Accepted Placement Notice for such Transaction.

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I to the Supplemental Confirmation for such Transaction, to be the Forward Price Reduction Amount set forth opposite such date in the Accepted Placement Notice for such Transaction.

Valuation:

Valuation Date:	For any Settlement (as defined below) with respect to any Transaction, if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date.

Unwind Dates:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, as designated in the relevant Settlement Notice.

Unwind Period:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement. Dealer shall notify Counterparty of the expected last Unwind Date of the Unwind Period (which expectation shall not be binding upon Dealer) promptly following Dealer receiving a Settlement Notice specifying Cash Settlement or Net Share Settlement.

Valuation Disruption:	If Cash Settlement is applicable with respect to any Transaction and any Unwind Date during the related Unwind Period is a Disrupted Day, the Calculation Agent shall determine whether (i) such Disrupted Day is a Disrupted Day in full, in which case the 10b-18 VWAP for such Disrupted Day shall not be included in the calculation of the Settlement Price, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the 10b-18 VWAP for such Disrupted Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions (as defined below) in the Shares on such Disrupted Day, taking into account the nature and duration of the relevant Market Disruption Event, and the weightings of the 10b-18 VWAP and the Forward Prices for each Unwind Date during such Unwind Period shall be adjusted in a commercially reasonable manner by the Calculation Agent for purposes of determining the Settlement Price and the Relevant Forward Price, as applicable, to account for the occurrence of such partially Disrupted Day, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

Market Disruption Event:	The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Exchange Business Day during the Unwind Period” after the word “material,” in the third line thereof.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Settlement Terms:

Settlement:	With respect to any Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.

Settlement Notice:	For any Transaction, subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of such Transaction by designating one or more Scheduled Trading Days following the Effective Date for such Transaction and on or prior to the Maturity Date for such Transaction to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements of such Transaction, First Unwind Dates, each of which First Unwind Dates shall occur no later than the 30th Scheduled Trading Day immediately preceding the Maturity Date for such Transaction) in a written notice to Dealer (a “Settlement Notice”) delivered no later than the applicable Settlement Method Election Date for such Transaction, which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares for such Transaction as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement of any Transaction if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement of such Transaction for which the related Relevant Settlement Date has not occurred; and (B) if the number of Undesignated Shares as of the Maturity Date for such Transaction is not zero, then the Maturity Date for such Transaction shall be a Valuation Date for a Physical Settlement of such Transaction and the number of Settlement Shares for such Settlement shall be the number of Undesignated Shares for such Transaction as of the Maturity Date for such Transaction (provided that if such Maturity Date occurs during the period from the time any Settlement Notice is given for a Cash Settlement or Net Share Settlement of such Transaction until the related Relevant Settlement Date, inclusive, then the provisions set forth below opposite “Early Valuation” shall apply to such Transaction as if the Maturity Date for such Transaction were the Early Valuation Date for such Transaction).

Undesignated Shares:	For any Transaction, as of any date, the Number of Shares for such Transaction minus the number of Shares designated as Settlement Shares for Settlements of such Transaction for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:	For any Transaction, applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement for any Settlement of any Transaction only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Counterparty would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Relevant Forward Price for such Cash Settlement or Net Share Settlement in compliance with the laws of Counterparty’s jurisdiction of organization and (E) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law or regulation applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable for any Settlement of any Transaction:

(A)	to all of the Settlement Shares designated in such Settlement Notice if, at any time from the date such Settlement Notice is received by Dealer until the related First Unwind Date, inclusive, Dealer determines, in its good faith and commercially reasonable judgment, that it would, after using commercially reasonable efforts, be unable to purchase a number of Shares in the market sufficient to unwind a commercially reasonable hedge position in respect of the portion of the Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, and taking into account any other Transactions hereunder or under a substantially similar issuer forward or similar transaction with Dealer with an overlapping unwind period, be in compliance with, the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on advice of counsel, would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

(B)	to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, Dealer determines, in its good faith and commercially reasonable judgment or based on advice of counsel, as applicable, that a Trading Condition has occurred with respect to such Transaction, in which case the provisions set forth below in the fourth paragraph opposite “Early Valuation” shall apply as if such day were the Early Valuation Date for such Transaction and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Electing Party:	Counterparty

Settlement Method Election Date:	With respect to any Settlement of any Transaction, the 2nd Scheduled Trading Day immediately preceding (x) the Valuation Date for such Transaction, in the case of Physical Settlement, or (y) the First Unwind Date for such Transaction, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement

Physical Settlement:	Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date for any Physical Settlement of any Transaction, Dealer shall pay to Counterparty an amount in USD (the “Physical Settlement Amount”) equal to the Forward Price for such Transaction on the relevant Settlement Date multiplied by the number of Settlement Shares for such Settlement, and Counterparty shall deliver to Dealer such Settlement Shares. If, on any Settlement Date, the Settlement Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Settlement Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Settlement Date:	For any Settlement of any Transaction to which Physical Settlement is applicable, the Valuation Date for such Settlement.

Net Share Settlement:	On the Net Share Settlement Date for any Settlement of any Transaction to which Net Share Settlement is applicable, if the Net Share Settlement Amount for such Settlement is greater than zero, Counterparty shall deliver a number of Shares equal to such Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if such Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute value of such Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with such Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in such Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the relevant Settlement Price.

Net Share Settlement Date:	For any Settlement of any Transaction to which Net Share Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.

Net Share Settlement Amount:	For any Settlement of any Transaction to which Net Share Settlement is applicable, an amount equal to the Forward Cash Settlement Amount for such Settlement divided by the Settlement Price for such Settlement.

Cash Settlement:	On the Cash Settlement Payment Date for any Settlement of any Transaction to which Cash Settlement is applicable, if the Forward Cash Settlement Amount is a positive number, then Counterparty shall pay to Dealer the Forward Cash Settlement Amount on the relevant Cash Settlement Payment Date, and if the Forward Cash Settlement Amount is a negative number, then Dealer shall pay to Counterparty the absolute value of the Forward Cash Settlement Amount on the relevant Cash Settlement Payment Date.

Cash Settlement Payment Date:	For any Settlement of any Transaction to which Cash Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.

Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement of any Transaction shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price for such Settlement minus (B) the Relevant Forward Price for such Settlement.

Relevant Forward Price:	For any Cash Settlement or Net Share Settlement of any Transaction, subject to “Valuation Disruption” above, the arithmetic average of the Forward Prices for such Transaction on each Unwind Date relating to such Settlement.

Settlement Price:	For any Cash Settlement or Net Share Settlement of any Transaction, subject to “Valuation Disruption” above, the arithmetic average of the 10b-18 VWAP on each Unwind Date relating to such Settlement, plus a commercially reasonable amount determined by the Calculation Agent that in no event will exceed USD 0.01.

10b-18 VWAP:	For any Exchange Business Day, as determined by the Calculation Agent based on the 10b-18 Volume Weighted Average Price per Share as reported in the composite transactions for United States exchanges and quotation systems for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session for such Exchange Business Day), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “AEE <Equity> AQR_SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s reasonable determination, erroneous, such 10b-18 VWAP shall be as reasonably determined by the Calculation Agent. For purposes of calculating the 10b-18 VWAP for such Exchange Business Day, the Calculation Agent will include only those trades that are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2) and are effected pursuant to the conditions of Rule 10b-18(b)(3), each under the Exchange Act (such trades, “Rule 10b-18 eligible transactions”).

Unwind Activities:	The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position in respect of each Transaction shall be determined by Dealer in a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that Dealer concludes, in its good faith and reasonable discretion based on advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer generally in its business) (a “Regulatory Disruption”), for it to refrain from purchasing Shares in connection with unwinding its commercially reasonable hedge position in respect of such Transaction on any Scheduled Trading Day that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Dealer may (but shall not be required to) notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day with respect to such Transaction, in which case Dealer shall, to the extent practicable in its good faith discretion, specify the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date for such Transaction and such Regulatory Disruption shall be deemed to be a Market Disruption Event; provided that Dealer may exercise its right to suspend under this sentence only in good faith in relation to events or circumstances that are not the result of actions of it or any of its Affiliates that are taken with the intent to avoid its obligations under the Transactions.

Relevant Settlement Date:	For any Settlement of any Transaction, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date for such Settlement, as the case may be.

Other Applicable Provisions:	To the extent Dealer is obligated to deliver Shares under any Transaction, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Share Adjustments:

Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the first Trading Day of the Forward Hedge Selling Period for such Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to such Transaction.

Extraordinary Dividend:	For any Transaction, any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the first Trading Day of the Forward Hedge Selling Period for such Transaction (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount equal to or less than the Regular Dividend Amount for such calendar quarter for such Transaction that has an ex-dividend date no earlier than the Forward Price Reduction Date occurring in the relevant quarter for such Transaction).

Regular Dividend Amount:	For each Transaction and for each calendar quarter, the amount set forth under the heading “Regular Dividend Amounts” in the Accepted Placement Notice for such Transaction and for such calendar quarter (or, if no such amount is specified, zero), as specified in Schedule I to the Supplemental Confirmation for such Transaction. For the avoidance of doubt, Counterparty may not specify a Regular Dividend Amount in an Accepted Placement Notice for a particular calendar quarter that exceeds the Forward Price Reduction Amount for the Forward Price Reduction Date that occurs in such calendar quarter (or, if none, that exceeds zero).

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	Applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change in or public announcement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof and (ii) by replacing the words “the interpretation” with the words “or public announcement of any formal or informal interpretation” in the third line thereof and (C) the words “, unless the illegality is due to an act or omission of the party seeking to elect termination of the Transaction with the intent to avoid its obligations under the terms of the Transaction” are added at the end of clause (X) thereof; and provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”; and provided further that the “Materially Increased Costs Provision below shall apply.

Materially Increased Costs Provision:	Upon the occurrence of any Change in Law specified in clause (Y) of the definition thereof, Dealer and Counterparty agree to negotiate in good faith for at least five Exchange Business Days (or until such earlier date as an agreement is reached) (any such period of negotiation, the “Amendment Period”) to amend this Master Forward Confirmation and/or any Supplemental Confirmation to take account of the resulting “materially increased cost” as such phrase is used in clause (Y) of the definition of “Change in Law.” Such amendment may, if agreed by Dealer and Counterparty, result in a Change in Law to which an ISDA Event applies. If, after negotiating in good faith during the Amendment Period to so amend this Master Forward Confirmation and/or the relevant Supplemental Confirmation, Dealer and Counterparty are unable to agree upon such an amendment, the relevant Change in Law specified in clause (Y) of the definition thereof shall constitute an ISDA Event. The Calculation Agent may, in connection with the designation of an Early Valuation Date following such ISDA Event, reduce the Forward Price for the relevant Transaction to compensate Dealer for any “materially increased costs” incurred during the relevant Amendment Period. Any Change in Law specified in clause (Y) of the definition thereof for which the relevant “materially increased cost” is an increase in the actual cost to Dealer of borrowing a number of Shares equal to the Number of Shares for the relevant Transaction to hedge its exposure to such Transaction to an amount that is equal to or less than a rate equal to the Maximum Stock Loan Rate for such Transaction shall not constitute a “materially increased cost” for purposes of such clause (Y).

Failure to Deliver:	Applicable with respect to a Transaction if Dealer is required to deliver Shares under such Transaction; otherwise, Not Applicable.

Hedging Disruption:	Applicable

Increased Cost of Hedging:	Not Applicable.

Increased Cost of Stock Borrow:	Applicable; provided that (x) Section 12.9(a)(viii) of the Equity Definitions shall be amended by replacing the phrase “Shares in respect of such Transaction” with the phrase “Shares with respect to such Transaction in an amount equal to the Hedging Shares (not to exceed the number of Shares underlying the Transaction)” and (y) Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) adding the word “or” before clause (B) of the second sentence thereof, (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include any commercially reasonable cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its commercially reasonable hedge position with respect to the relevant Transaction, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Loss of Stock Borrow:	Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) replacing the words “neither the Non-Hedging Party nor the Lending Party lends” with “the Lending Party does not lend” in the second sentence thereof.

Maximum Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Hedging Party:	For all applicable Additional Disruption Events, Dealer

Determining Party:	For all applicable Extraordinary Events, Dealer

Early Valuation:

Early Valuation:	For any Transaction, notwithstanding anything to the contrary herein, in the Agreement, in any Supplemental Confirmation or in the Equity Definitions, at any time (x) following the occurrence of a Hedging Event with respect to such Transaction, the declaration by Issuer of an Extraordinary Dividend, or an ISDA Event with respect to such Transaction or (y) if an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position exists, Dealer (or, in the case of such an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date” for such Transaction, in which case the provisions set forth in this “Early Valuation” section shall apply to such Transaction, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement. For the avoidance of doubt, any amount calculated pursuant to this “Early Valuation” section as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

Dealer represents and warrants to and agrees with Counterparty that (i) based upon advice of counsel and the Threshold Number of Shares and Threshold Regulatory Number of Shares notified to Dealer pursuant to Section 10, Dealer (A) does not know of the existence on the first Trading Day of the relevant Forward Hedge Selling Period of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position and (B) based on reasonable internal inquiry in the ordinary course of Dealer’s business does not know on the first Trading Day of the relevant Forward Hedge Selling Period of any event or circumstance that will cause the occurrence of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position on any day during the term of such Transaction; and (ii) Dealer will not knowingly cause the occurrence of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position on any day during the term of any Transaction for the purpose, in whole or in part, of causing the occurrence of an Early Valuation Date.

If an Early Valuation Date for a Transaction occurs on a date that is not during an Unwind Period for such Transaction, then such Early Valuation Date shall be a Valuation Date for a Physical Settlement of such Transaction, and the number of Settlement Shares for such Settlement shall be the Number of Shares on such Early Valuation Date; provided that Dealer may in its sole discretion permit Counterparty to elect Cash Settlement or Net Share Settlement in respect of such Transaction. Notwithstanding anything to the contrary in this Master Confirmation, any Supplemental Confirmation, the Agreement or the Equity Definitions, if Dealer designates an Early Valuation Date with respect to a Transaction following the occurrence of an ISDA Event and such Early Valuation Date is to occur before (x) the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction or (y) Counterparty’s execution of the Supplemental Confirmation relating to such Transaction, then, for purposes of such Early Valuation Date, a Supplemental Confirmation relating to such Transaction reasonably completed by Dealer (as if the Trade Date for such Transaction were the last day of the Forward Hedge Selling Period on which the Forward Seller sold Forward Hedge Shares for such Transaction) shall, notwithstanding the provisions under Section 3 below, be deemed to be immediately effective.

If an Early Valuation Date for a Transaction occurs during an Unwind Period for such Transaction, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to be such Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Counterparty in respect of such Settlement shall apply, and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on such Early Valuation Date, and (ii) (A) such Early Valuation Date shall be a Valuation Date for an additional Physical Settlement of such Transaction (provided that Dealer may in its sole discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply) and (B) the number of Settlement Shares for such additional Physical Settlement shall be the number of Remaining Shares on such Early Valuation Date.

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate in a commercially reasonable manner to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

ISDA Event:	(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the announcement of any event or transaction on or after the first Trading Day of the Forward Hedge Selling Period for such Transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as reasonably determined by the Calculation Agent.

Amendment to Merger Event:	Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

Hedging Event:	In respect of any Transaction, the occurrence of any of the following events on or following the first Trading Day of the Forward Hedge Selling Period: (i) (x) a Loss of Stock Borrow in connection with which Counterparty does not refer the Hedging Party to a satisfactory Lending Party within the required time period as provided in Section 12.9(b)(iv) of the Equity Definitions or (y) a Hedging Disruption, (ii) an Increased Cost of Stock Borrow in connection with which Counterparty does not elect, and so notify the Hedging Party of its election within the required time period to either amend such Transaction pursuant to Section 12.9(b)(v)(A) of the Equity Definitions or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) of the Equity Definitions or (iii) a Market Disruption Event during an Unwind Period for such Transaction and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days. In respect of any Transaction, if a Hedging Event occurs with respect to such Transaction on or after the first Trading Day of the Forward Hedge Selling Period (as each such term is defined in the Equity Distribution Agreement) for such Transaction and prior to the Trade Date for such Transaction, the Calculation Agent may reduce the Initial Forward Price to account for such Hedging Event and any commercially reasonable costs or expenses incurred by Dealer in relation to its commercially reasonable hedge position as a result of such Hedging Event.

Remaining Shares:	For any Transaction, on any day, the Number of Shares for such Transaction as of such day (or, if such day occurs during an Unwind Period for such Transaction, the Number of Shares for such Transaction as of such day minus the Unwound Shares for such Transaction for such Unwind Period on such day).

Unwound Shares:	For any Transaction, for any Unwind Period in respect of such Transaction on any day, the aggregate number of Shares with respect to which Dealer has unwound its commercially reasonable hedge position in respect of such Transaction in connection with the related Settlement as of such day.

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Transfer:

Notwithstanding anything to the contrary in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under any Transaction, in whole or in part, to [(x)][13] an affiliate of Dealer whose obligation is guaranteed by Dealer or Dealer’s ultimate parent [or (y) an affiliate of Dealer with a credit rating that is the same or better than Dealer’s credit rating, in each case,][14] without the consent of Counterparty; provided that (x) no Event of Default or Potential Event of Default shall have occurred with respect to either party solely as a result of such transfer and assignment and (y) subsequent to such transfer or assignment, Counterparty will neither, as a result of such transfer or assignment, (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement, except to the extent that such additional amounts were payable to the assignor or transferor immediately before the assignment or transfer, nor (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount, except to the extent that such additional amounts were not payable by the assignor or transferor immediately before the assignment or transfer. Notwithstanding any other provision in this Master Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its Affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction hereunder and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty to the extent of any such performance.

Calculation Agent:	Dealer; provided that, following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, Counterparty shall have the right to select a leading dealer in the market for U.S. corporate equity derivatives to replace Dealer as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent will, within a commercially reasonable period of time following such request, provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation, as the case may be; provided that Dealer shall not be required to disclose any proprietary or confidential models of Dealer or any information that is proprietary or subject to contractual, legal or regulatory obligations to not disclose such information.

Counterparty Payment/Delivery Instructions:	To be provided by Counterparty

Dealer Payment/Delivery Instructions:	To be provided by Dealer

13 Insert for MUFG.

14 Insert for MUFG.

Counterparty’s Contact Details
for Purpose of Giving Notice:	[To be provided by Counterparty][15]
[For each Transaction, as specified in the Supplemental Confirmation for such Transaction.][16]
Dealer’s Contact Details
for Purpose of Giving Notice:	[Bank of America, N.A.
c/o BofA Securities, Inc. Bank of America Tower at One Bryant Park New York, NY 10036 Attention: Robert Stewart, Assistant General Counsel Telephone: (646) 855-0711 Email: rstewart4@bofa.com

With a copy to:

Bank of America, N.A. c/o BofA Securities, Inc. Bank of America Tower at One Bryant Park New York, NY 10036 Attention: Christine Roemer Telephone: (646) 855-8901 Email: christine.roemer@bofa.com][17]

[Barclays Bank PLC c/o Barclays Capital Inc. 745 Seventh Avenue New York, NY 10019 Attention: Bradley Diener Telephone: (+1) 212-526-8464 Email: bradley.diener@barclays.com

With a copy to:

Attention: Equity Linked Hybrid Solutions

Email: ELHSNotifications@barclays.com

(Note that this is a group email address which may include one or more persons on the public side of Dealer. This group email address is only to be used for notifications sent to Dealer for this Transaction, this Master Confirmation and the Agreement.)][18]

[Goldman Sachs & Co. LLC 200 West Street New York, NY 10282-2198 Attention: Chuck Park, Equity Capital Markets Telephone: 212-902-2376 Email: charles.park@gs.com

And email notification to the following address: Eq-derivs-notifications@am.ibd.gs.com][19]

15 Insert for all Dealers other than Barclays.

16 Insert for Barclays

17 Insert for BofA.

18 Insert for Barclays 19 Insert for GS.

19 Insert for GS.

[JPMorgan Chase Bank, National Association
EDG Marketing Support

Email:	edg_notices@jpmorgan.com edg_ny_corporate_sales_support@jpmorgan.com
Facsimile No:	1-866-886-4506

With a copy to:

Attention:	Stephanie Little
Title:	Executive Director
Telephone No:	(312) 732-3229
Email:	stephanie.y.little@jpmorgan.com][20]

[Mizuho Securities USA LLC 1271 Avenue of the Americas New York, NY 10020
Attention:	Josh Weismer, Managing Director
Telephone:	(212) 205-7649
Email:	josh.weismer@mizuhogroup.com

With a copy to:

Mizuho Markets Americas LLC C/O Mizuho Securities USA LLC as agent 1271 Avenue of the Americas New York, NY 10020

Attention:	Equity Capital Markets Desk
Telephone:	(212) 209-9300
Email:	US-ECM@mizuhogroup.com][21]

[Address:	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036-8293
Attention:	Edward Molloy
Telephone No.:	(212) 761-1945
Email:	edward.molloy@morganstanley.com][22]

[MUFG Securities EMEA plc

Ropemaker Place, 25 Ropemaker Street

London EC27 9AJ

United Kingdom

Attention: Derivative Confirmations

Facsimile: +44 (0) 20 7577 2898/2875

Email: docsconfirms@int.sc.mufg.jp,

With a copy to:

Michael.gordon@mufgsecurities.com, Kathleen.considine@mufgsecurities.com, and
ESG-ETG-Americas@mufgsecurities.com][23]

20 Insert for JPM.

21 Insert for Mizuho.

22 Insert for MS.

23 Insert for MUFG.

[Notwithstanding anything to the contrary in the Agreement, the Master Confirmation or any Supplemental Confirmation, all notices to Dealer in connection with any Transaction are effective only upon receipt of email message to CorporateDerivativeNotifications@wellsfargo.com][24]

Offices:

(a) Office of Counterparty:	Not Applicable, Counterparty is not a Multibranch Party.

(b) Office of Dealer:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

3.                   Effectiveness. The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the satisfaction (or waiver by Dealer) of the following conditions:

(a)     the representations and warranties of Counterparty contained in the Equity Distribution Agreement, and any certificate delivered pursuant thereto by Counterparty shall be true and correct or, as provided in the Equity Distribution Agreement, true and correct in all material respects, on such Effective Date as if made as of such Effective Date;

(b)    Counterparty shall have performed all of the obligations required to be performed by it under the Equity Distribution Agreement on or prior to such Effective Date;

(c)     all of the conditions set forth in Section 5 of the Equity Distribution Agreement shall have been satisfied;

(d)    the effective date of the Accepted Placement Notice (the “Placement Date”) shall have occurred as provided in the Equity Distribution Agreement;

(e)     all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct or, as provided in the Equity Distribution Agreement, true and correct in all material respects, on such Effective Date as if made as of such Effective Date;

(f)      Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 6 hereof; and

(g)    Counterparty shall have delivered to Dealer an opinion of counsel in form and substance reasonably satisfactory to Dealer, with respect to the matters set forth in Section 3(a) of the Agreement and that the maximum number of Shares initially issuable under such Transaction have been duly authorized and, upon issuance pursuant to the terms of such Transaction, will be validly issued, fully paid and nonassessable.

Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if in respect of any Transaction (x) on or prior to 9:00 a.m., New York City time, on any Forward Hedge Settlement Date (as defined in the Equity Distribution Agreement), in connection with establishing its commercially reasonable hedge position in respect of such Transaction, Dealer, in its good faith and commercially reasonable judgment, is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Shares to be borrowed and sold pursuant to the Equity Distribution Agreement on such Forward Hedge Settlement Date or (y) in Dealer’s good faith and commercially reasonable judgment, it would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate for such Transaction with respect to all or any portion of such full number of Shares, the effectiveness of the related Supplemental Confirmation and such Transaction shall be limited to the number of Shares Dealer is so able to borrow in connection with establishing its commercially reasonable hedge position of such Transaction at a cost of not more than a rate equal to the Maximum Stock Loan Rate for such Transaction, which, for the avoidance of doubt, may be zero.

24 Insert for WF.

4.                   Additional Mutual Representations and Warranties. In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.

5.                   Additional Representations and Warranties of Counterparty. The representations and warranties of Counterparty set forth in Section 1 of the Equity Distribution Agreement are true and correct as of the date hereof, each date a Placement Notice is effective, each Trade Date for any Transaction and each Forward Hedge Settlement Date (as defined in the Equity Distribution Agreement) and are hereby deemed to be repeated to Dealer as if set forth herein. In addition to the representations and warranties in Section 1 of the Equity Distribution Agreement, the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, that:

(a)     without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(b)    it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the aggregate Number of Shares across all Transactions hereunder plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;

(c)     it will not repurchase any Shares if, immediately following such repurchase, the aggregate Number of Shares across all Transactions hereunder would be equal to or greater than 9.0% of the number of then-outstanding Shares and it will notify Dealer promptly upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds 0.5% of the number of then-outstanding Shares;

(d)    it is not entering into this Master Confirmation or any Supplemental Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares), or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) for the purpose of inducing the purchase or sale of the Shares (or any security convertible into or exchangeable for Shares) by others;

(e)     it is not aware of any material non-public information regarding itself or the Shares; it is entering into this Master Confirmation and each Supplemental Confirmation and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction; and it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

(f)      [Reserved.];

(g)    as of the date hereof, the Trade Date for each Transaction and the date of any payment or delivery by Counterparty or Dealer under any Transaction, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

(h)    it is not as of the date hereof, and on the Trade Date for each Transaction and after giving effect to the transactions contemplated hereby and by each Supplemental Confirmation will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(i)      as of the date hereof and the Trade Date for each Transaction it: (i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Dealer or its associated persons;

(j)      [Reserved.]25 [it has total assets of at least USD 50,000,000 as of the date hereof]26[it is not a “financial end user” as defined in 12 CFR §45.2]27; and

(k)    IT UNDERSTANDS AS OF THE DATE HEREOF AND AS OF THE TRADE DATE FOR EACH TRANSACTION THAT EACH TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

6.             Additional Covenants of Counterparty.

(a)     Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date for any Transaction will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, so long as Dealer (or an affiliate of Dealer) has sold the Number of Shares in the manner contemplated by Section 2 of the Equity Distribution Agreement, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to such Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer and, accordingly, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System (this clause (iii), the “Registration Covenant”). In addition, Counterparty represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance.

(b)    Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2 of this Master Confirmation, Counterparty acknowledges that it has no right to, and agrees that it will not seek to, control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with any Transaction, including, without limitation, Dealer’s decision to enter into any hedging transactions.

(c)     Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

25 Insert for all Dealers other than Barclays and WF.

26 Insert for Barclays.

27 Insert for WF.

(d)    Counterparty shall provide notice thereof to Dealer (i) of the occurrence of any event that would constitute an Event of Default in respect of which Counterparty is a Defaulting Party by the next succeeding Exchange Business Day following such occurrence, and (ii) of the announcement of any event that, to the knowledge of Counterparty if consummated, would constitute an Extraordinary Event or Potential Adjustment Event by the fifth succeeding Exchange Business Day following such announcement.

(e)     Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would reasonably be expected to cause any purchases of Shares by Dealer or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period for any Transaction, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares. However, the foregoing shall not (i) limit Counterparty’s ability, pursuant to any issuer “plan” (as defined in Rule 10b-18), to re-acquire Shares from employees in connection with such plan or program, (ii) limit Counterparty’s ability to withhold Shares to cover tax liabilities associated with such a plan, (iii) prohibit any purchases effected by or for an issuer “plan” by an “agent independent of the issuer” (each as defined in Rule 10b-18), (iv) otherwise restrict Counterparty’s or any of its affiliates’ ability to repurchase Shares under privately negotiated, off-exchange transactions with any of its employees, officers, directors, affiliates or any third party that, in each case, will not result in any market transactions or (v) limit Counterparty’s ability to grant stock and options to “affiliated purchasers” (as defined in Rule 10b-18) or the ability of such affiliated purchasers to acquire such stock or options in connection with any issuer “plan” (as defined in Rule 10b-18) for directors, officers and employees or any agreements with respect to any such plan for directors, officers or employees of any entities that are acquisition targets of Counterparty, in the case of each of clauses (i) through (v), to the extent that such transaction or event does not constitute a “Rule 10b-18 purchase” (as defined in Rule 10b-18).

(f)      Counterparty will not be subject to any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period for any Transaction.

(g)     Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify Dealer of such public announcement; (ii) promptly notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or, if such notice relates to an event that is also an ISDA Event, an Early Valuation, or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act. For the avoidance of doubt, a Merger Transaction or the announcement thereof shall not give either party the right to designate an Early Valuation Date for any Transaction and/or to accelerate or preclude an election by Counterparty of Physical Settlement for any Settlement of any Transaction, unless such Merger Transaction or the announcement thereof is also an ISDA Event.

(h)    Counterparty will promptly execute each properly completed Supplemental Confirmation delivered to Counterparty by Dealer following the delivery by Counterparty to Dealer of a Placement Notice relating to a Forward (as such term is defined in the Equity Distribution Agreement).

7.             Termination on Bankruptcy. The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that a Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 4 or Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the final Settlement Method Election Date, or if later, the final Cash Settlement Payment Date or the final Net Share Settlement Date, as the case may be, for such Transaction an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

8.             Additional Provisions.

(a)     Dealer acknowledges and agrees that Counterparty’s obligations under the Transactions are not secured by any collateral and that neither this Master Confirmation nor any Supplemental Confirmation is intended to convey to Dealer rights with respect to the transactions contemplated hereby and by any Supplemental Confirmation that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions.

(b)    [Reserved];

(c)    The parties hereto intend for:

(i)       each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii)       the rights given to Dealer pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii)       any cash, securities or other property provided as performance assurance, credit support or collateral with respect to the Transactions to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv)      all payments for, under or in connection with the Transactions, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v)       any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transactions) or any other agreement between such parties.

(d)    Notwithstanding any other provision of the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Transaction a number of Shares greater than 1.5 times the Number of Shares for such Transaction as of the Trade Date for such Transaction (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Issuer’s control and (y) Merger Events requiring corporate action of Issuer (or any surviving entity of the Issuer hereunder in connection with any such Merger Event). Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated for all Transactions on each day that any Transaction is outstanding) that the aggregate Capped Number across all Transactions hereunder is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of such aggregated Capped Number. In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable under any Transaction as a result of this Section 8(d) (the resulting deficit for such Transaction, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, on a pro rata basis across all Transactions hereunder, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the date hereof (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved or (C) Counterparty additionally authorizes any unissued Shares that are not reserved for transactions other than the Transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered for each Transaction) and, as promptly as reasonably practicable, deliver such Shares thereafter. Counterparty shall not, until Counterparty’s obligations under the Transactions have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions and any other transaction under a confirmation entered into by Counterparty and another dealer pursuant to the Equity Distribution Agreement by and between Counterparty and the other parties thereto (each, an “Other Dealer’s Transaction”), or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transactions or any Other Dealer’s Transaction. Allocation of any Shares that become available for potential delivery to Dealer or any dealer party to an Other Dealer’s Transaction as a result of any Share Issuance Event shall be allocated to the Transactions and any Other Dealer’s Transaction(s) on a ratable basis in accordance with the respective remaining Share delivery obligations thereunder.

(e)     The parties intend for this Master Confirmation and each Supplemental Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

(f)     The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for this Master Confirmation and each Supplemental Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c).

(g)    [Reserved.]28 [Role of Agent. Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under the Transactions pursuant to instructions from such party, (ii) the Agent is not a principal or party to any Transaction, and may transfer its rights and obligations with respect to the Transactions, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under any Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Master Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transactions. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Master Confirmation and the Transactions contemplated hereunder.]29[Communications with Employees of J.P. Morgan Securities LLC. If Counterparty interacts with any employee of J.P. Morgan Securities LLC with respect to any Transaction, Counterparty is hereby notified that such employee will act solely as an authorized representative of JPMorgan Chase Bank, National Association (and not as a representative of J.P. Morgan Securities LLC) in connection with such Transaction.]30 [Additional Provisions.

28 Insert for all Dealers other than Barclays, JPM, Mizuho and MUFG.

29 Insert for Barclays.

30 Insert for JPM.

(i)	MSUSA received or will receive other remuneration from MMA in relation to this Master Confirmation and each Transaction hereunder. The amount and source of such other remuneration will be furnished upon written request.

(ii)	Counterparty understands and agrees that MSUSA will act as agent for both parties with respect to each Transaction and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under any Transaction. MSUSA shall have no responsibility or personal liability to Counterparty arising from any failure by MMA to pay or perform any obligations hereunder or to monitor or enforce compliance by MMA or Counterparty with any obligation hereunder, including, without limitation, any obligations to maintain collateral. MSUSA is so acting solely in its capacity as agent for Counterparty and MMA pursuant to instructions from Counterparty and MMA. Each of MMA and Counterparty agrees to proceed solely against the other to collect or recover any securities or monies owing to it in connection with or as a result of a Transaction.

(iii)	Notwithstanding any provisions of the Agreement, all communications relating to each Transaction or the Agreement shall be transmitted exclusively through MSUSA in accordance with the applicable notice provisions contained in Section 2.

(iv)	MMA hereby provides notice that the Securities Investor Protection Act of 1970 (“SIPA”) does not protect Counterparty and MMA is not a member of the Securities Investor Protection Corporation (“SIPC”).][31]

[Capacity of Dealer. The parties acknowledge and agree that Dealer is not a U.S. registered broker-dealer, and that its participation in this Confirmation and any Transaction is pursuant and subject to Rule 15a-6. The parties acknowledge and agree that Dealer’s U.S. registered broker-dealer affiliate, MUFG Securities Americas Inc. (its “U.S. Affiliate”), will act as Dealer’s chaperone for purposes of the activities contemplated in this Confirmation, and that any reference to any obligation of Dealer in this Confirmation, shall – to the extent that such obligations are required to be carried out by a registered broker or Dealer under Rule 15a-6 – be deemed to be a requirement that Dealer procure that U.S. Affiliate perform such obligations. Such obligations include but are not limited to effecting transactions, issuing confirmations, maintaining books. MUFG Securities Americas Inc. may have been paid a fee by Dealer in connection with the Transactions.]32

(h)    Counterparty acknowledges that:

(i)      during the term of the Transactions, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its commercially reasonable hedge position with respect to the Transactions;

31 Insert for Mizuho.

32 Insert for MUFG.

(ii)    Dealer and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with commercially reasonable hedging activities in relation to the Transactions, including acting as agent or as principal and for its own account or on behalf of customers;

(iii)   Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate in its commercially reasonable discretion to hedge its price and market risk with respect to the Forward Price and the Settlement Price for each Transaction;

(iv)   any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Settlement Price for each Transaction, each in a manner that may be adverse to Counterparty; and

(v)    each Transaction is a derivatives transaction; Dealer may purchase or sell shares for its own account at an average price that may be greater than, or less than, the price received by Counterparty under the terms of the relevant Transaction.

(i)      Counterparty and Dealer agree and acknowledge that (A) the Transactions contemplated by this Master Confirmation will be entered into in reliance on the fact that this Master Confirmation and each Supplemental Confirmation hereto form a single agreement between Counterparty and Dealer, and Dealer would not otherwise enter into such Transactions; (B) this Master Confirmation, together with each Supplemental Confirmation hereto, is a “qualified financial contract,” as such term is defined in Section 5-701(b)(2) of the General Obligations Law; (C) each Supplemental Confirmation hereto, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (D) this Master Confirmation and each Supplemental Confirmation hereto constitute a prior “written contract,” as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation and such Supplemental Confirmation.

(j)      Counterparty and Dealer agree that, upon the effectiveness of any Accepted Placement Notice relating to a Forward, in respect of the Transaction to which such Accepted Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, Dealer’s right to designate an Early Valuation Date in respect of such Transaction pursuant to the provisions opposite the caption “Early Valuation” in Section 2 and the termination of such Transaction following a Bankruptcy Termination Event as described in Section 7) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Trading Day.

(k)    Tax Matters.

(i)      Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or amounts payable hereunder that may be considered to be interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(ii)      Payee Tax Representations. For the purpose of Section 3(f) of the Agreement, Dealer and Counterparty make the following representations.

The following representations will apply to Dealer:

a.        [It is a “U.S. person” (as that term is used in Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.]33 [Each payment received or to be received by it in connection with any Transaction under this Master Confirmation is effectively connected with its conduct of a trade or business within the United States.]34 [It is a U.S. limited liability company that is disregarded as separate from its indirect owner for U.S. federal income tax purposes, which indirect owner is taxed as a corporation for U.S. federal income tax purposes.]35 [It is a “Qualified Derivatives Dealer”, as defined for purposes of Chapter 3 of the Code, and is acting as a principal with respect to any Transaction under this Master Confirmation.]36 [Dealer is a national banking association organized or formed under the laws of the United States and is a United States resident for United States federal income tax purposes.]37

b.       [It is a national banking association organized and existing under the laws of the United States of America and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii).]38 [It is a “foreign person” (as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations) for United States federal income tax purposes.39 [It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State Delaware and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(M).]40

The following representations will apply to Counterparty:

a.        Counterparty is a corporation established under the laws of the State of Missouri.

b.       Counterparty is a “U.S. person” (as that term is used in Section 7701(a)(30) of the Code), and Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes and a corporation that is an exempt recipient under Section 1.6049-4(c)(1)(ii)(A) of the United States Treasury Regulations.

(iii)         Agreements to Deliver Documents. For the purpose of Section 4(a)(i) and Section 4(a)(ii) of the Agreement, Dealer and Counterparty each agrees to deliver, as applicable, (i) in the case of Dealer, a completed and accurate U.S. Internal Revenue Service [Form W-9 (or successor thereto)]41 [Form W-8ECI (or successor thereto)]42 [Form W-8IMY (including a withholding statement identifying this Agreement) certifying that Dealer is a “Qualified Derivatives Dealer”]43, (ii) in the case of Counterparty, a complete and accurate U.S. Internal Revenue Service Form W-9 (or successor thereto) and (iii) in the case of Dealer and Counterparty, any other form or document that may be required by the other party in order to allow such party to make a payment under this Master Confirmation, including any Credit Support Document, without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate. In each case, such form or document shall be completed in a manner reasonably acceptable to the other party and shall be delivered (x) in the case of (i) and (ii) above, promptly upon execution of this Master Confirmation, (y) promptly upon reasonable demand by the other party and (z) promptly upon learning that any form previously provided has become inaccurate, obsolete or incorrect. Additionally, Counterparty shall promptly upon request by Dealer, provide such other tax forms and documents requested by Dealer.

33 Insert for BofA, GS, JPM and MS.

34 Insert for Barclays.

35 Insert for Mizuho.

36 Insert for MUFG.

37 Insert for WF.

38 Insert for BofA and JPM.

39 Insert for Barclays.

40 Insert for GS and MS.

41 Insert for all Dealers except for Barclays and MUFG.

42 Insert for Barclays.

43 Insert for MUFG.

(iv)        “Tax” as used in this clause (k) and “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include (A) any tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”) and (B) any tax imposed or collected pursuant to Section 871(m) of the Code or any current or future regulations or official interpretation thereof (a “Section 871(m) Withholding Tax”). For the avoidance of doubt, each of a FATCA Withholding Tax and a Section 871(m) Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for purposes of Section 2(d) of the Agreement.

(v)         [Each of Dealer and Counterparty agree that the definitions and provisions contained in paragraphs 2 to 7 of the Attachment to the ISDA 2015 Section 871(m) Protocol, as published by the International Swaps and Derivatives Association, Inc., are incorporated into and apply to this Master Confirmation as if set forth in full herein.]44

9.            Indemnification.  Counterparty agrees to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses (excluding, for the avoidance of doubt, financial losses resulting from the economic terms of the Transactions), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Supplemental Confirmation or the Agreement but only to the extent that the relevant loss, claim, damage, liability or expense is found in a final and non-appealable judgment by a court of competent jurisdiction to have resulted from such breach. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s willful misconduct, gross negligence or bad faith in performing the services that are subject of the Transactions. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Master Confirmation and any Supplemental Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from the breach of any covenant or representation made by Dealer in this Master Confirmation or any Supplemental Confirmation or the Agreement or any negligence, willful misconduct, fraud or bad faith of the Indemnified Party. The provisions of this Section 9 shall survive the completion of the Transactions contemplated by this Master Confirmation and any Supplemental Confirmation and any assignment and/or delegation of the Transactions made pursuant to the Agreement, this Master Confirmation or any Supplemental Confirmation shall inure to the benefit of any permitted assignee of Dealer. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Dealer upon settlement of the Transactions.

44 Insert for MUFG.

10.           Beneficial Ownership.  Notwithstanding anything to the contrary in the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, or have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)) Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), or deemed to form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than the lesser of (x) 9.0% of the outstanding Shares (such condition, an “Excess Section 13 Ownership Position”), and (y) 4.9% of the outstanding Shares as of the Trade Date for any Transaction, which shall be notified by Counterparty to Dealer on the Trade Date and set forth in the Supplemental Confirmation (such number of Shares, the “Threshold Number of Shares” and such condition, the “Excess NYSE Ownership Position”) or (ii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under The General and Business Corporation Law of Missouri or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations (other than any filing under Section 13 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such number of Shares described in clause (ii), the “Threshold Regulatory Number of Shares” and such condition described in clause (ii), an “Excess Regulatory Ownership Position”). The Threshold Regulatory Number of Shares shall be notified by Counterparty to Dealer on the Trade Date and set forth in the Supplemental Confirmation. If any delivery owed to Dealer under any Transaction is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of the lesser of (A) 9.0% of the outstanding Shares and (B) the Threshold Number of Shares or (y) the occurrence of an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement of any Transaction, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation with respect to such Transaction corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery.

11.          Non-Confidentiality. The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transactions, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Counterparty relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Dealer or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

12.         Restricted Shares.  If Counterparty is unable to comply with the Registration Covenant of Counterparty contained in Section 6(a)(iii) above or Dealer otherwise determines in its reasonable opinion that any Shares to be delivered to Dealer by Counterparty under any Transaction may not be freely returned by Dealer to securities lenders as described in the Registration Covenant of Counterparty contained in Section 6(a)(iii) above, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer.

13.           Use of Shares.  Dealer acknowledges and agrees that, except in the case of a Private Placement Settlement, Dealer shall use any Shares delivered by Counterparty to Dealer on any Settlement Date to return to securities lenders to close out borrowings created by Dealer (or an affiliate thereof) in connection with its hedging activities related to exposure under the Transactions or otherwise in compliance with applicable law.

14.           Rule 10b-18. In connection with bids and purchases of Shares in connection with any Net Share Settlement or Cash Settlement of any Transaction (taking into account any settlement of any other substantially similar issuer forward or similar transactions with Dealer), Dealer shall use commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and taking into account any applicable Securities and Exchange Commission no-action letters as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control.

15.         Governing Law.  Notwithstanding anything to the contrary in the Agreement, the Agreement, this Master Confirmation, any Supplemental Confirmation and all matters arising in connection with the Agreement this Master Confirmation and any Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law).

16.          Set-Off.  Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under any Transaction against any delivery or payment obligations owed to it by the other party, whether arising under the Agreement, under any other agreement between parties hereto, by operation of law or otherwise.

17.          Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

18.          Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

19.           Jurisdiction. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts. Nothing in this provision shall prohibit a party from bringing an action to enforce a money judgment in any other jurisdiction.

20.           Counterparts. This Master Confirmation and each Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts. The words “execution,” signed,” “signature,” and words of like import in the Agreement or this Master Confirmation or in any other certificate, agreement or document related to the Agreement or this Master Confirmation, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

21.           Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Counterparty to deliver cash or other assets in respect of the settlement of the Transactions, except in circumstances where the required cash or other asset settlement thereof is permitted for classification of the contract as equity by ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity, as in effect on the date hereof. For the avoidance of doubt, the preceding sentence shall not be construed as limiting Section 9 hereunder or any damages that may be payable by Counterparty as a result of a breach of this Master Confirmation or any Supplemental Confirmation.

22.           Adjustments. For the avoidance of doubt, whenever the Calculation Agent, the Hedging Party or the Determining Party is called upon to make an adjustment pursuant to the terms of this Master Confirmation, any Supplemental Confirmation or the Equity Definitions to take into account the effect of an event, the Calculation Agent, the Hedging Party or the Determining Party, as applicable, shall make such adjustment by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable hedge position at the time of the event.

23.           Other Forward Transactions. Dealer acknowledges that Counterparty has entered or may enter in the future into one or more substantially similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more dealers (each, an “Other Dealer” and collectively, the “Other Dealers”). Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for any such Other Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least three Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of the Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

24.           [U.S. Resolution Stay.  The parties acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement, Dealer shall be deemed a Regulated Entity and Counterparty shall be deemed an Adhering Party; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Covered Agreement, Dealer shall be deemed a Covered Entity and Counterparty shall be deemed a Counterparty Entity; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider. “QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]45 [U.S. Resolution Stay Protocol. The parties acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement, the J.P. Morgan entity that is a party to the Agreement (“J.P. Morgan”) shall be deemed a Regulated Entity and the other entity that is a party to the Agreement (“Counterparty”) shall be deemed an Adhering Party; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Covered Agreement, J.P. Morgan shall be deemed a Covered Entity and Counterparty shall be deemed a Counterparty Entity; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” J.P. Morgan shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to J.P. Morgan replaced by references to the covered affiliate support provider. “QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]46 [U.S. Resolution Stay Protocol. The parties acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement, Dealer shall be deemed a Regulated Entity and Counterparty shall be deemed an Adhering Party; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Covered Agreement, Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity”; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this Section 24. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.

____________________________

45 Insert for BofA and MS.

46 Insert for JPM.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]47 [QFC Stay Rules. The parties agree that (i) to the extent that prior to the date hereof all parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, all parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this section. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other.

_____________________________

47 Insert for Mizuho.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]48

[U.S. Resolution Stay Provisions.

(a)           Recognition of the U.S. Special Resolution Regimes

i.                        In the event that Dealer becomes subject to a proceeding under (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder or (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder (a “U.S. Special Resolution Regime”) the transfer from Dealer of this Confirmation, and any interest and obligation in or under, and any property securing, this Confirmation, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Confirmation, and any interest and obligation in or under, and any property securing, this Confirmation were governed by the laws of the United States or a state of the United States.

ii.                        In the event that Dealer or an Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights (as defined in 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable (“Default Right”)) under this Confirmation that may be exercised against Dealer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Confirmation were governed by the laws of the United States or a state of the United States.

(b)           Limitation on Exercise of Certain Default Rights Related to an Affiliate’s Entry Into Insolvency Proceedings.  Notwithstanding anything to the contrary in this Confirmation, the parties expressly acknowledge and agree that:

i.                        Counterparty shall not be permitted to exercise any Default Right with respect to this Confirmation or any Affiliate Credit Enhancement that is related, directly or indirectly, to an Affiliate of the Dealer becoming subject to receivership, insolvency, liquidation, resolution, or similar proceeding (an “Insolvency Proceeding”), except to the extent that the exercise of such Default Right would be permitted under the provisions of 12 C.F.R. 252.84, 12 C.F.R. 47.5 or 12 C.F.R. 382.4, as applicable; and

ii.                        Nothing in this Confirmation shall prohibit the transfer of any Affiliate Credit Enhancement, any interest or obligation in or under such Affiliate Credit Enhancement, or any property securing such Affiliate Credit Enhancement, to a transferee upon or following an Affiliate of Dealer becoming subject to an Insolvency Proceeding, unless the transfer would result in the Counterparty being the beneficiary of such Affiliate Credit Enhancement in violation of any law applicable to the Counterparty.

iii.                       For the purpose of this paragraph:

I.	“Affiliate” is defined in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

II.     “Credit Enhancement” means any credit enhancement or credit support arrangement in support of the obligations of Dealer under or with respect to this Confirmation, including any guarantee, collateral arrangement (including any pledge, charge, mortgage or other security interest in collateral or title transfer arrangement), trust or similar arrangement, letter of credit, transfer of margin or any similar arrangement.

(c)          U.S. Protocol.  If Counterparty has previously adhered to, or subsequently adheres to, the ISDA 2018 U.S. Resolution Stay Protocol as published by the International Swaps and Derivatives Association, Inc. as of July 31, 2018 (the “ISDA U.S. Protocol”), the terms of such protocol shall be incorporated into and form a part of this Confirmation and the terms of the ISDA U.S. Protocol shall supersede and replace the terms of this section. For purposes of incorporating the ISDA U.S. Protocol, Dealer shall be deemed to be a Regulated Entity, Counterparty shall be deemed to be an Adhering Party, and this Confirmation shall be deemed to be a Protocol Covered Agreement. Capitalized terms used but not defined in this paragraph shall have the meanings given to them in the ISDA U.S. Protocol.

_____________________________

48 Insert for WF.

(d)          Pre-existing In-Scope Agreements.  Dealer and Counterparty agree that to the extent there are any outstanding “in-scope QFCs,” as defined in 12 C.F.R. § 252.82(d), that are not excluded under 12 C.F.R. § 252.88, between Dealer and Counterparty that do not otherwise comply with the requirements of 12 C.F.R. § 252.2, 252.81–8 (each such agreement, a “Preexisting In-Scope Agreement”), then each such Preexisting In-Scope Agreement is hereby amended to include the foregoing provisions in this section, with references to “this Confirmation” being understood to be references to the applicable Preexisting In-Scope Agreement.]49

[24.          Regulatory Provisions. The time of dealing for a Transaction will be confirmed by Dealer upon written request by Counterparty. The Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with a Transaction.

25.           Method of Delivery. Whenever delivery of funds or other assets is required hereunder by or to Counterparty, such delivery shall be effected through the Agent. In addition, all notices, demands and communications of any kind relating to a Transaction between Dealer and Counterparty shall be transmitted exclusively through the Agent.

26.          EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol. The parties agree that the terms of the 2020 UK EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on 17 December 2020 (“Protocol”) apply to the Agreement as if the parties had adhered to the Protocol without amendment. In respect of the Attachment to the Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this section (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Master Confirmation. For the purposes of this section:

1.	Dealer is a Portfolio Data Sending Entity and Counterparty is a Portfolio Data Receiving Entity.

2.	Dealer and Counterparty may use a Third Party Service Provider, and each of Dealer and Counterparty consents to such use including the communication of the relevant data in relation to Dealer and Counterparty to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity.

3.	The Local Business Days for such purposes in relation to Dealer and Counterparty is New York, New York, USA.

4.	The following are the applicable email addresses.

Portfolio Data:	Dealer: MarginServicesPortRec@barclays.com

Counterparty: DSagel@ameren.com.

Notice of discrepancy:	Dealer: PortRecDiscrepancy@barclays.com

Counterparty: DSagel@ameren.com.

Dispute Notice:	Dealer: EMIRdisputenotices@barclays.com

Counterparty: DSagel@ameren.com.

_____________________________

49 Insert for GS.

27.           NFC Representation Protocol. The parties agree that the provisions set out in the Attachment to the ISDA 2013 EMIR NFC Representation Protocol published by ISDA on March 8, 2013 (the “NFC Representation Protocol”) shall apply to the Agreement as if each party were an Adhering Party under the terms of the NFC Representation Protocol. In respect of the Attachment to the NFC Representation Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this section (and references to “the relevant Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Covered Master Agreement” shall be deemed to be references to the Agreement (and each “Covered Master Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Master Confirmation. Counterparty confirms that it enters into the Agreement as a party making the NFC Representation (as such term is defined in the NFC Representation Protocol). Counterparty shall promptly notify Dealer of any change to its status as a party making the NFC Representation.

28.           Acknowledgment regarding certain UK Resolution Authority Powers.

(a)          Dealer is authorized by the Prudential Regulation Authority (“PRA”) and regulated by the Financial Conduct Authority and the PRA, and is subject to the Bank of England’s resolution authority powers, as contained in the EU Bank Recovery and Resolution Directive, and transposed in the UK by the Banking Act 2009. The powers include the ability to (a) suspend temporarily the termination and security enforcement rights of parties to a qualifying contract, and/or (b) bail-in certain liabilities owed by Dealer including the writing-down of the value of certain liabilities and/or the conversion of such liabilities into equity holdings (as described in further detail below). Pursuant to PRA requirements, Dealer is required to ensure that counterparties to certain agreements it enters into which are governed by non-EEA law contractually recognize the validity and applicability of the above-mentioned resolution powers, in order to ensure their effectiveness in cross border scenarios.

(b)          The terms of this section apply only to the Transactions and constitute our entire agreement in relation to the matters contained in this section, and do not extend or amend the resolution authority powers of the Bank of England or any replacement authority. The terms of this section may not be amended by any other agreements, arrangements or understandings between Dealer and Counterparty. By signing the Master Confirmation, Counterparty acknowledges and agrees that, notwithstanding the governing law of the Transactions, the Transactions are subject to, and Counterparty will be bound by the effect of an application of, the Bank of England’s (or replacement resolution authority’s) powers to (a) stay termination and/or security enforcement rights, and (b) bail-in liabilities.]50

[24.       ISDA 2020 UK EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol. Both parties agree that the amendments set out in the Attachment to the ISDA 2020 UK EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on 17 December 2020 and available on the ISDA website (www.isda.org) (the “UK PDD Protocol”) shall be made to this Agreement. In respect of the Attachment to the UK PDD Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this Section [24] (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into this Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to this Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Agreement. For the purposes of this section:

_____________________________

50 Insert for Barclays.

(i)	Portfolio reconciliation process status. Each party confirms its status as follows:

Dealer:	Portfolio Data Sending Entity
Counterparty:	Portfolio Data Receiving Entity

(ii)	Local Business Days. Each party specifies the following place(s) for the purposes of the definition of Local Business Day as it applies to it:

Dealer:	London (United Kingdom)
Counterparty:	New York, NY

(iii)	With respect to delivery of Portfolio Data, Notice of a discrepancy and Dispute Notice they may be delivered to:

In respect of Dealer:	OPS-ClientValuations@int.sc.mufg.jp
In respect of Counterparty:	DSagel@ameren.com

(iv)	Use of third party service provider. For the purposes of Part I(3) of the Attachment to the UK PDD Protocol, Dealer and Counterparty may use a third party service provider.

(v)	Use of agent. For the purposes of Part I(3)(a) of the Attachment to the UK PDD Protocol, each of Dealer and Counterparty appoints the following Affiliate(s) (as defined in the Attachment to the UK PDD Protocol) as its agent:

Dealer:	None
Counterparty:	None

25.         UK EMIR Status. In connection with Regulation (EU) No 648/2012 of the European Parliament and of the Council of 4 July 2012 on OTC derivatives, central counterparties and trade repositories (as amended or supplemented from time to time) (“EMIR”) which forms part of ‘retained EU law’ as defined in the European Union (Withdrawal) Act 2018 (“EUWA”) (as amended or supplemented from time to time) (“UK EMIR”), each party represents to the other on each day and on each time on which it enters into a Transaction which is subject to the Portfolio Reconciliation Risk Mitigation Techniques and/or the Dispute Resolution Risk Mitigation Techniques (each as defined in the UK PDD Protocol) (each, a “Relevant Transaction”) which representation will, unless otherwise further notified to the other party, be deemed to be repeated by such party at all times while such Relevant Transaction remains outstanding) that it has the following status (“UK EMIR Status”):

With respect to Dealer:	a party that does not make the NFC Representation (as such term is defined in the ISDA 2013 EMIR NFC Representation Protocol published by the International Swaps and Derivatives Association, Inc. on 8 March 2013).

With respect to Counterparty:	a party making the NFC Representation (as such term is defined in the ISDA 2013 EMIR NFC Representation Protocol published by the International Swaps and Derivatives Association, Inc. on 8 March 2013).

Where the UK EMIR Status, as represented under this provision changes, each party shall promptly notify the other party in writing of such change. Such notification shall be made in accordance with Section 2 of this Agreement. The parties will use all reasonable efforts to negotiate, agree, and implement all necessary amendments and modifications to any Relevant Transaction and to adhere to any additional obligation that is required under UK EMIR. Without prejudice to any right or remedy provided by law, neither a wrong declaration of status nor the failure to notify any change in status shall constitute an Event of Default or Termination Event.

26.	UK Contractual Recognition of Bail-In.

(1)	Each party acknowledges and accepts that liabilities arising under the Agreement (other than Excluded Liabilities) may be subject to the exercise of the U.K. Bail-in Power by the relevant resolution authority and acknowledges and accepts to be bound by any Bail-in Action and the effects thereof (including any variation, modification and/or amendment to the terms of the Agreement as may be necessary to give effect to any such Bail-in Action), which if the Bail-in Termination Amount is payable by the BRRD Party to the Creditor Counterparty may include, without limitation:

(i)	a reduction, in full or in part, of the Bail-in Termination Amount; and/or

(ii)	a conversion of all, or a portion of, the Bail-in Termination Amount into shares or other instruments of ownership, in which case the Creditor Counterparty acknowledges and accepts that any such shares or other instruments of ownership may be issued to or conferred upon it as a result of the Bail-in Action.

(2)	Each party acknowledges and accepts that this provision is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understanding between the parties relating to the subject matter of the Agreement and that no further notice shall be required between the parties pursuant to the Agreement in order to give effect to the matters described herein.

(3)	The acknowledgements and acceptances contained in paragraphs (1) and (2) above will not apply if:

(i)	the relevant resolution authority determines that the liabilities arising under the Agreement may be subject to the exercise of the U.K. Bail-in Power pursuant to the law of the third country governing such liabilities or a binding agreement concluded with such third country and in either case the U.K. Regulations have been amended to reflect such determination; and/or

(ii)	the U.K. Regulations have been repealed or amended in such a way as to remove the requirement for the acknowledgements and acceptances contained in paragraphs (1) and (2).

(4)	Definitions.

“Bail-in Action” means the exercise of the U.K. Bail-in Power by the relevant resolution authority in respect of all transactions (or all transactions relating to one or more netting sets, as applicable) under the Agreement.

“Bail-in Termination Amount” means the early termination amount or early termination amounts (howsoever described), together with any accrued but unpaid interest thereon, in respect of all transactions (or all transactions relating to one or more netting sets, as applicable) under the Agreement (before, for the avoidance of doubt, any such amount is written down or converted by the relevant resolution authority).

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Party” means the party in respect of which the U.K. Bail-in Power has been exercised by the relevant resolution authority.

“Creditor Counterparty” means the party which is not the BRRD Party.

“Excluded Liabilities” means liabilities excluded from the scope of the contractual recognition of bail-in requirement pursuant to the U.K. Regulations.

“U.K. Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, any laws, regulations, rules or requirements (together, the “U.K. Regulations”) in effect in the United Kingdom, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity(or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.

A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies

27.	UK Special Resolution Regime.

(1)	Where a resolution measure is taken in relation to any Regulated Entity Counterparty or any “member” of the same “group” as such Regulated Entity Counterparty, the other party to this Agreement shall be entitled to exercise “termination rights” under, or rights to enforce a “security interest” in connection with, this Agreement, to the extent that it would be entitled to do so under the “Special Resolution Regime” if this Agreement were governed by the laws of any part of the “United Kingdom”.

(2)	For the purposes of subparagraph (1) above, Section 48Z of the U.K. Banking Act 2009 is to be disregarded to the extent that it relates to a “crisis prevention measure” other than the making of a “mandatory reduction instrument” by the Bank of England under Section 6B of the U.K. Banking Act 2009.

(3)	As used in this paragraph [27] (including any Supplemental Confirmation relating thereto):

(a)	words and phrases in quotation marks and italics have the meaning given to them in or pursuant to the ‘Stay In Resolution’ part of the PRA’s rulebook and the ISDA 2020 UK (PRA Rule) Jurisdictional Module to the ISDA Resolution Stay Jurisdictional Modular Protocol published by ISDA on 22 December 2020, as applicable (each, as may be amended from time to time);

(b)	“BRRD” means the European Bank Resolution and Recovery Directive;

(c)	“Regulated Entity Counterparty” means any of the following:

a.	A “BRRD undertaking” which is
i.	a “CRR firm”;
ii.	a “financial holding company” whose “registered office” or, if the “financial holding company” does not have a “registered office,” whose “head office” is in the “United Kingdom”; or
iii.	a “mixed financial holding company” whose “registered office” or, if the “mixed financial holding company” does not have a “registered office,” whose “head office” is in the “United Kingdom”; and

b.	A “subsidiary” of a “BRRD Undertaking” which is:
i.	a “credit institution”;
ii.	an “investment firm” or an “undertaking” which would be an “investment firm” if it had its head office in the “United Kingdom”; or
iii.	a “financial institution”; and
iv.	is not a “BRRD undertaking” which falls within clause (a) of this definition; and

(d)	“resolution measure” means a “crisis prevention measure”, “crisis management measure” or “recognised third-country resolution action.

28.          Transaction Reporting – Consent for Disclosure of Information. Notwithstanding anything to the contrary herein or in the Agreement or any non-disclosure, confidentiality or other agreements entered into between the parties from time to time, each party hereby consents to the Disclosure of information (the “Reporting Consent”):

(i)	to the extent required by, or necessary in order to comply with, any applicable law, rule or regulation which mandates Disclosure of transaction and similar information or to the extent required by, or necessary in order to comply with, any order, request or directive regarding Disclosure of transaction and similar information issued by any relevant authority or body or agency (“Reporting Requirements”); or

(ii)	to and between the other party’s head office, branches or affiliates; to any person, agent, third party or entity who provides services to such other party or its head office, branches or affiliates; to a Market; or to any trade data repository or any systems or services operated by any trade repository or Market, in each case, in connection with such Reporting Requirements; or

(iii)	subject to an agreement containing provisions substantially similar to those of the Reporting Consent, to any prospective counterparty to a derivatives transaction relating to any Transaction hereunder.

“Disclosure” means disclosure, reporting, retention, or any action similar or analogous to any of the aforementioned.

“Market” means any exchange, regulated market, clearing house, central clearing counterparty or multilateral trading facility.

Disclosures made pursuant to this Reporting Consent may include, without limitation, Disclosure of information relating to disputes over transactions between the parties, a party’s identity, and certain transaction and pricing data and may result in such information becoming available to the public or recipients in a jurisdiction which may have a different level of protection for personal data from that of the relevant party’s home jurisdiction.

This Reporting Consent shall survive the termination of this Master Confirmation. No amendment to or termination of this Reporting Consent shall be effective unless such amendment or termination is made in writing between the parties and specifically refers to this Reporting Consent.]51

_____________________________

51 Insert for MUFG.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Master Confirmation.

Yours faithfully,

[BANK OF AMERICA, N.A.][BARCLAYS BANK PLC] [GOLDMAN SACHS & CO. LLC] [JPMORGAN CHASE BANK, NATIONAL ASSOCIATION][MIZUHO MARKETS AMERICAS LLC][MORGAN STANLEY & CO. LLC] [MUFG SECURITIES EMEA PLC][WELLS FARGO BANK, NATIONAL ASSOCIATION]

By:
Name:
Title:

[MIZUHO SECURITIES USA LLC
Acting solely as Agent in connection with this
Master Confirmation

By:
Name:
Title:]

Agreed and accepted by:

AMEREN CORPORATION

By:
Name:
Title:

ANNEX A

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:

(a)     all Unregistered Settlement Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

(b)    as of or prior to the date of delivery, Dealer and any potential purchaser of any such shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities of similar size (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them); provided that prior to receiving or being granted access to any such information, Dealer, such affiliate of Dealer or such potential purchaser, as the case may be, may be required by Counterparty to enter into a customary nondisclosure agreement with Counterparty in respect of any such due diligence investigation;

(c)     as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and obligations to use best efforts to obtain customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all commercially reasonable fees and expenses in connection with such resale, including all commercially reasonable fees and expenses of counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d)    in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum in form and substance reasonably satisfactory to Dealer.

In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

If Counterparty delivers any Unregistered Settlement Shares in respect of a Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the applicable “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

SCHEDULE A

SUPPLEMENTAL CONFIRMATION

To:	Ameren Corporation 1901 Chouteau Avenue St. Louis, Missouri 63103
From:	[Bank of America, N.A.][Barclays Bank PLC][Goldman Sachs & Co. LLC][JPMorgan Chase Bank, National Association, New York Branch][Mizuho Markets Americas LLC][Morgan Stanley & Co. LLC] [MUFG Securities EMEA plc][Wells Fargo Bank, National Association]
Re:	Issuer Share Forward Sale Transaction
Date:	[_________], 20[__]

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [Bank of America, N.A.]52[Barclays Bank PLC]53[Goldman Sachs & Co. LLC]54[JPMorgan Chase Bank, National Association, New York Branch]55[Mizuho Markets Americas LLC]56[Morgan Stanley & Co. LLC]57[MUFG Securities EMEA plc]58[Wells Fargo Bank, National Association]59 (“Dealer”)[, through its agent Barclays Capital Inc. (“Agent”)]60 and Ameren Corporation (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below. [Dealer is not a member of the Securities Investor Protection Corporation. Dealer is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.]61 [Dealer is acting as principal in this Transaction and Mizuho Securities USA LLC, its affiliate, is acting as agent for Dealer and Counterparty in this Transaction. This Supplemental Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended. Dealer is not a member of the Securities Investor Protection Corporation.]62

1.       This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of May 12, 2021 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.       The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[_______], 20[__]

52 Insert for BofA.

53 Insert for Barclays.

54 Insert for GS.

55 Insert for JPM.

56 Insert for Mizuho.

57 Insert for MS.

58 Insert for MUFG.

59 Insert for WF.

60 Insert for Barclays.

61 Insert for Barclays.

62 Insert for Mizuho.

Effective Date:	[_______], 20[__]
Maturity Date:	[_______], 20[__]
Number of Shares:	[________]
Initial Forward Price:	USD [____]
Spread:	[_.__]%
Adjusted Volume-Weighted Hedge Price:	USD [____]

Initial Stock Loan Rate:	[___] basis points per annum
Maximum Stock Loan Rate:	[___] basis points per annum
Threshold Number of Shares:	[___]
Threshold Regulatory Number of Shares:	[___]
Office of Dealer:	[___]
[Counterparty’s Contact Details for Purpose of Giving Notice:][63]	[[___]][64]

63 Insert for Barclays.

64 Insert for Barclays.

[Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Supplemental Confirmation.]65 [Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Supplemental Confirmation and returning it to CorporateDerivativeNotifications@wellsfargo.com.]66

Yours faithfully,

[BANK OF AMERICA, N.A.][BARCLAYS BANK

PLC][GOLDMAN SACHS & CO.

LLC][JPMORGAN CHASE BANK, NATIONAL

ASSOCIATION][MIZUHO MARKETS AMERICAS

LLC][MORGAN STANLEY & CO. LLC][MUFG

SECURITIES EMEA PLC] [WELLS FARGO BANK,

NATIONAL ASSOCIATION]

By:
Name:
Title:

[MIZUHO SECURITIES USA LLC
Acting solely as Agent in connection with this
Supplemental Confirmation

By:
Name:
Title: ]

Agreed and accepted by:

AMEREN CORPORATION

By:
Name:
Title:

65 Insert for all Dealers other than WF.

66 Insert for WF.

Schedule I

Forward Price Reduction Amounts

Forward Price Reduction Date:	Forward Price Reduction Amount:
[______], 20[__]	USD[___]
[______], 20[__]	USD[___]
[______], 20[__]	USD[___]
……..	……..
[______], 20[__]	USD[___]

REGULAR DIVIDEND Amounts

For any calendar quarter ending on or prior to [December 31, 20[__]]:	USD[___]
For any calendar quarter ending after [December 31, 20[__]]:	USD[___]

Exhibit D

FORM OF AGENT INSTRUCTION

From: __________________

Cc: ____________________

To: ____________________

Date: __________________

Subject: Equity Distribution—Agent Instruction

Ladies and Gentlemen:

Reference is made to that certain Equity Distribution Sales Agreement among Ameren Corporation (the “Company”) and {__________}, in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares thereunder, among others, dated May 12, 2021 (the “Agreement”). Capitalized terms used in this Agent Instruction without definition shall have the respective definitions ascribed to them in the Agreement.

{INCLUDE FOLLOWING LINE ITEMS TO THE EXTENT APPLICABLE}

1. Time Period for Sales Pursuant to this Instruction: {__________} (not to exceed ten Trading Days)

2. Maximum number of Shares to be sold: {__________}

3. Minimum price : ${__________} per share

4. Commissions payable: {__________}% of the gross sales price per share

{ADDITIONAL SALES PARAMETERS MAY BE ADDED}

D-1

Exhibit E

FORM OF PLACEMENT NOTICE

From: __________________

Cc: ____________________

To: ____________________

Date: __________________

Subject: Equity Distribution—Placement Notice

Ladies and Gentlemen:

Reference is made to that certain Equity Distribution Sales Agreement among Ameren Corporation (the “Company”), {__________} (the “Forward Purchaser”) and {__________}, in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares thereunder (the “Agent”), and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder (the “Forward Seller”), among others, dated May 12, 2021 (the “Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Agreement. This Placement Notice relates to a Forward.

The Company confirms that it has not declared and will not declare any dividend, or caused or will cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, and including, the first Trading Day of the Forward Hedge Selling Period to, and including, the last Trading Day of the Forward Hedge Selling Period.

The Company hereby confirms that, as of the date of this Placement Notice, neither the Prospectus (as defined in the Agreement) nor any Issuer Free Writing Prospectus (as defined in the Agreement), when read together with the Prospectus (as amended or supplemented), includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

{INCLUDE FOLLOWING LINE ITEMS TO THE EXTENT APPLICABLE}

1. Number of days in Forward Hedge Selling Period: {__________} (not to exceed Trading Days)

2. First day of Forward Hedge Selling Period: {__________}, 20{__}

3. Maximum number of Shares to be sold: {__________}

E-1

4. Forward Hedge Amount: ${__________}

5. Minimum price (adjustable by Company during Forward Hedge Selling Period, and in no event less than ${_____} per share: ${__________} per share

6. Forward Hedge Selling Commission Rate: {__________}%

7. Information relating to forward price reductions:

Forward Price Reduction Date                Forward Price Reduction Amount

{__________}, 20{__}                           ${__________}

8. Spread: {__________} basis points

9. Initial stock loan rate: {__________} basis points

10. Maximum stock loan rate: {__________} basis points

11. Regular dividend amounts:

For any calendar quarter ending on or prior to {__________}, 20{__}: ${____}

For any calendar quarter ending after {__________}, 20{__}: ${____}

12. Term: {__________} {days}{months}

{ADDITIONAL SALES PARAMETERS MAY BE ADDED}

E-2

Annex I

Ameren Corporation

Common Stock, $.01 Par Value Per Share

TERMS AGREEMENT

{ADDRESS OF AGENT{S}}

Ladies and Gentlemen:

Ameren Corporation, a Missouri corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the Equity Distribution Sales Agreement, dated May 12, 2021 (the “Sales Agreement”), among the Company, the agents, the forward sellers and the forward purchasers party thereto, to issue and sell to {●} {and {●} as principal for resale ({collectively,} the “Underwriter{s}”), and the Underwriter{‘s severally} agree{s} to purchase from the Company the shares of Common Stock specified in Schedule A hereto (the “{Initial} Securities”) {, and to grant to the Underwriter{s} the option to purchase the additional shares of Common Stock specified in Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”)}*, {in each case}* on the terms specified in Schedule A hereto. Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed thereto in the Sales Agreement.

{The Company grants an option to the Underwriter{s, severally and not jointly,} to purchase up to an additional {●} Option Securities at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the {Initial} Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter{s} to the Company setting forth the number of Option Securities as to which the {several} Underwriter{s} {is}{are} then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter{s}, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). {If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of {Initial} Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of {Initial} Securities, subject, in each case, to such adjustments as {●} in its sole discretion shall make to eliminate any sales or purchases of fractional shares. For purposes of clarity, the parties hereto agree that the officer’s certificate, opinions and letter of counsel and accountants’ letter referred to in Sections 3(o), (p) and (q), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.}}*

Payment of the purchase price for, and delivery of certificates for, the {Initial} Securities shall be made at the offices of {insert name and address of counsel to the Underwriter[s]}, or at such other place as shall be agreed upon by the Underwriter{s} and the Company, at 9:00 A.M. (New York City time) on the second (or third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter{s} and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter{s}, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter{s} and the Company, on each Date of Delivery as specified in the notice from the Underwriter{s} to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter{s} for their respective accounts for the Securities to be purchased by them. {It is understood that each Underwriter has authorized {●}, as representative of the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the {Initial} Securities and the Option Securities, if any, which it has agreed to purchase. {●}, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the {Initial} Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.}

Each of the provisions of the Sales Agreement not related solely to the Agent, as agent of the Company, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement {and}{,} the Applicable Time {and any Date of Delivery}.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter{s} and the Company in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

Ameren Corporation

By:
Name:
Title:

Accepted as of the date hereof:

{NAME[S] OF UNDERWRITER[S]}

By:

Name:

Title:

*        Include only if the Underwriter[s] have an option to purchase additional shares of Common Stock from the Company.

Schedule A

Title of Securities:

Common Stock, $.01 par value per share

Number of Shares of {Initial} Securities:

{●} shares

{Number of Shares of Option Securities:

{●} shares}

Purchase Price Payable by the Agent:

${●} per share

I-A-1